PARTICIPATION AGREEMENT

BY AND AMONG

AIM VARIABLE INSURANCE FUNDS, INC.,

A I M DISTRIBUTORS, INC.

HARTFORD LIFE INSURANCE COMPANY,
ON BEHALF OF ITSELF AND
ITS SEPARATE ACCOUNTS,
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

TABLE OF CONTENTS
Description    Rage
Section 1. Available Funds                                         2
1.1    Availability.                                             2
1.2    Addition, Deletion or Modification of Funds                         2
1.3    No Sales to the General Public                                 2
Section 2. Processing Transactions                                     3
2.1    Timely Pricing and Orders                                     3
2.2    Timely Payments                                         3
2.3    Applicable Price                                        3
2.4    Dividends and Distributions                                     4
2.5    Book Entry                                            4
Section 3. Costs and Expenses                                     4
3.1    General                                             4
3.2    Parties To Cooperate                                         4
Section 4. Legal Compliance                                         5
4.1    Tax Laws                                             5
4.2    Insurance and Certain Other Laws                                7
4.3    Securities Laws                                         7
4.4    Notice of Certain Proceedings and Other Circumstances                     8
4.5    LIFE COMPANY To Provide Documents; Information About AVIF             9
4.6    AVIV or AIM To Provide Documents; Information About LIFE COMPANY        10
Section 5. Mixed and Shared Funding                                 12
5.1    General                                             12
5.2    Disinterested Directors                                     12
5.3    Monitoring for Material Irreconcilable Conflicts '                          12
SA    Conflict Remedies                                         13
5.5    Notice to LIFE COMPANY                                    14
5.6    Information Requested by Board of Directors                         14
5.7    Compliance with SEC Rules                                     15
5.8    Other Requirements                                         15
Section 6. Termination                                         15
6.1    Events of Termination                                     15
6.2    Notice Requirement for Termination                                 16
6.3    Funds To Remain Available.                                      17

Description                                                Page
6.4    Survival of Warranties and Indemnifications                              17
6.5    Continuance of Agreement for Certain Purposes                          17
Section 7. Parties To Cooperate Respecting Termination                          17
Section 8. Assignment                                         17
Section 9. Notices                                              18
Section 10. Voting Procedures                                     18
Section II. Foreign Tax Credits                                      19
Section 12. Indemnification                                          19
12.1 Of AVIF and AIM by LIFE COMPANY and UNDERWRITER                 19
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM                 21
12.3 Effect of Notice                                             23
12.4 Successors                                             24
Section 13. Applicable Law                                         24
Section 14. Execution in Counterparts                                 24
Section 15. Severability                                         24
Section 16. Rights Cumulative                                     24
Section 17. Headings                                             24
Section 18. Confidentiality                                         24
Section 19. Trademarks and Fund Names                                 25
Section 20. Parties to Cooperate                                     26

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the 2nd day of July, 1998 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland Corporation ("AVIF"); A I M Distributors, Inc., a Delaware Corporation ("AIM"); Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Hartford Securities Distribution Company, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").
WINNESSETH THAT:
WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
WHEREAS, AVIF currently consists of thirteen separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and
WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and
WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
WHEREAS, AIM currently serves as the distributor for the Shares; and
WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and
WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:
Section 1. Available Funds
1.1    Availability.
AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.
1.2    Addition,Deletion or Modification of Funds.
The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.
1.3    No Sales to the general Public.
AIM represents and warrants that no Shares of any Fund have been or will be sold to the general public.

Section2. Processing Transactions

2.1    Timely Pricing and Orders.

(a)AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) LIFE COMPANY is open for business.

(b)LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values; LIFE COMPANY will perform such Account processing the same

Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF: shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.
    (c)    With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.
(d)    If AVM provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.
2.2     Timely Payments.
LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.
2.3    Applicable Price.
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AIM for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.
(b)    All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
.
2.4    Dividends and Distributions.
AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.
2.5    Book Entry.
Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

Section 3. Costs and Expenses
3.1    General.
Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.
3.2    Parties To Cooperate.
Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

Section 4. Legal Compliance
4.1    Tax Laws.

(a)AVIF and AIM represent and warrant that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents and warrants that it will maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(b)AVIF and AIM represent and warrant that they will comply and maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

(c)LIFE COMPANY agrees that if the Internal Revenue Service (IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

(i)LIFE COMPANY shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

(ii)LIFE COMPANY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)LIFE COMPANY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain. control of the conduct of such conferences discussions, proceedings, contests or appeals;

(v)any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

(vi)LIFE COMPANY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

(vii)LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

(viii)AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.
Should AIM or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

(d)    LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(e)    LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.2    Insurance and Certain Other Laws.
(a)    AIM will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

(b)    LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 38(a)-433 of the Connecticut General Statutes and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

(c)    AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(d)    AIM represents and warrants that it is a Delaware Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and right to execute, deliver and perform its .duties and comply with its obligations under this Agreement.
4.3    Securities Laws.
(a)    LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act,

(iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(b)    AVIF and AIM represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AIM's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)    AVM will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

(d)    AVIF currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, AVIF undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
(e)    AIM represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
4.4    Notice of Certain Proceedings and Other Circumstances.
(a)    AVIF will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)    LIFE COMPANY will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5    LIFE COMPANY To Provide Documents; Information About AVM.
(a)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AIM or any of its affiliates is named, at least five (5) Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that.AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

(c)    Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or (ii)- in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or (iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

(d)    LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(e)    For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.
4.6    AVIF or AIM To Provide Documents; Information About COMPANY.

(a)    AVIF will provide to LIFE COMPANY at least one (1) complete copy or all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)    AVIF will provide to LIFE COMPANY camera ready copy of all AIM Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

(c)    AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

(d)    None of AVIF, AIM, or any of their affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (1) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

(e)    AIM shall adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(f)    For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, Circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

Section 5. Mixed and Shared Funding
5.1    General
The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.
5.2    Disinterested Directors.
AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board;(b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.
5.3    Monitoring for Material Irreconcilable Conflicts.

AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)	an action by any state insurance or other regulatory authority;

(b)
a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)	an administrative or judicial decision in any relevant proceeding;

(d)	the manner in which the investments of any Fund are being managed;

(e)	a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

(f)	a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

(g)	a decision by a Participating Plan to disregard the voting instructions of Plan participants.
Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.
5.4    Conflict Remedies.
(a)    It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

(b)    If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at AVIF's election, to withdraw each Account's investment in AIM or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF.

(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

(d)    LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5    Notice to LIFE COMPANY.
AVIF will promptly make known in writing to LIFE COMPANY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6    Information Requeste0y Board of Directors.
LIFE COMPANY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate.records, and such minutes or other records will be made available to the SEC upon request.

5.7    Compliance with SEC_Rules.
If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
5.8 Other Requirements.
AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance. the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.
Section 6. Termination
6.1    Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

(a)    at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

(b)    at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

(c)    at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

(d)    at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

(e)    upon termination of the corresponding Subaccount investment in the Fund pursuant to Section 5 hereof; or

(f)    at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or Similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

(g)    at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or
(h)    at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or
(i)    upon another Party's material breach of any provision of this Agreement; or
(k)    at the option of the LIFE COMPANY in the event A I M Advisors, Inc. terminates the Administrative Services Agreement between A I M Advisors, Inc. and the LIFE COMPANY, for any reason.
6.2    Notice Requirement for Termination.
No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

(a)    in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

(b)    in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

(c)    in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

6.3    Funds To Remain Available.

Notwithstanding any termination of this Agreement, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and. the effect of such terminations will be governed by Section 5 of this Agreement.
6.4    Survivaljf Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.5    Continuance of Agreement for Certain Purposes.

If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(1), 6.1(g), 6.1(h) or 6.1(i).

Section 7. Parties To Cooperate Respecting Termination
The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

Section 8. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9. Notices
Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
AIM Variable Insurance Funds, Inc.
AIM Distributors, Inc.
11 Greenway Plaza, Suite 100
Houston, Texas 77046
Facsimile: (713) 993-9185
Attn: Nancy L. Martin, Esq.
Hartford Life Insurance Company
Hartford Securities Distribution Company, Inc.
200 Hopmeadow Street
Simsbury Ct. 06089
Facsimile: (860) 843-8665
Attn: Thomas Marra, Executive Vice President
Lynda Godkin, General Counsel
George Jay

Section10. Voting Procedures
Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIV will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

Section 11. Foreign Tax Credits
AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

Section 12. Indemnification
12.1 Of AV1F and AIM by LIFE COMPANY and UNDERWRITER.
(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER; or

(v)
arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (1) under this Agreement, or (ii) to AVIF or AIM.
(c)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified LIFE COMPANY and 'UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which"approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
12.2 Of LIFE COMPANY and UNDERWRITER by AVIF and AIM.
(a)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIFs 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, AIM or their affiliates or persons under its control (including, without limitation, their employees and "Associated Persons" as that term is defined in Section (n) of Article I of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AIM.

(b)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 122(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations- thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

(d)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or AIM to such Indemnified

Party of AVIF's or AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and AVIF and AIM will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(e)    In no event shall AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from CO a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or UNDERWRITER hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.
12.3 Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party refereed to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
12.4 Successors.
A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

Section 13. Applicable Law
This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.

Section 14. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15. Severability
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16. Rights Cumulative
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 18. Confidentiality

AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties' customers or any.other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties' customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

Section 19. Trademarks and Fund Names

(a)A I M Management Group Inc. ("AIM" or "licensor"), an affiliate of AVM, owns all right, title and interest in and to the name, trademark and service mark "AIM" and such other tradenames, trademarks and service marks as may be set forth on Schedule B, as amended from time to time by written notice from AIM to LIFE COMPANY (the "AIM licensed marks" or the licensor's licensed marks") and is authorized to use and to license other persons to use such marks. LIFE COMPANY and its affiliates are hereby granted a non-exclusive license to use the AIM licensed marks in connection with LIFE COMPANY's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

(b)The grant of license to LIFE COMPANY and its affiliates ( the "licensee") shall terminate automatically upon termination of this Agreement. Upon automatic termination, the licensee shall cease to use the licenser's licensed marks, except that LIFE COMPANY shall have the right to continue to service any outstanding Contracts bearing any of the AIM licensed marks. Upon ATM's elective termination of this license, LIFE COMPANY and its affiliates shall immediately cease to issue any new annuity or life insurance contracts bearing any of the AIM licensed marks and shall likewise cease any activity which suggests that it has any right under any of the AIM licensed marks or that it has any association with AIM, except that LIFE COMPANY shall have the right to continue to service outstanding Contracts bearing any of the AIM licensed marks.

(c)    The licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licenser's licensed marks. The licenser's approvals shall not be unreasonably withheld.

(d)    During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider. If, on reconsideration, or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor's approval shall not be unreasonably withheld, and the licensor, when requesting reconsideration of a prior approval, shall assume the reasonable expenses of withdrawing and replacing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

(e)    The licensee hereunder: (i) acknowledges and stipulates that, to the best of the knowledge of the licensee, the licenser's licensed marks are valid and enforceable trademarks andlor service marks and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the licenser's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

Section 20. Parties to Cooperate
Each party to this Agreement will cooperate with each other patty and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
____________________________

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Robert H. Graham
Name: Nancy L. Martin                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Louis F. Beers                By: /s/ Stephen T. Joyce
Name: Louis F. Beers                    Name: Stephen T. Joyce
Title:    Assistant General Counsel             Title: Vice President

SCHEDULE A
FUNDS AVAILAB,L2 UNDER_THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM V.L High Yield Fund
AIM V.L Value Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Hartford Life Separate Account Two
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Nations Variable Annuity Contract

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.L Capital Appreciation Fund AIM Vi. High Yield Fund
AIM V.L Value Fund

•AIM and Design

[AIM logo]

Schedule C

Paid by Hartford	AVIF
preparing, maintaining and filing the Account's registration statement with the SEC and State Regulators, as required	preparing, maintaining and filing the Fund's registration statement with the SEC and State Regulators, as required
text composition for the Account prospectuses and supplements	text composition for the Fund prospectuses and supplements
text alterations for the prospectuses (Account) and supplements (Account)	text alterations for the prospectuses (Fund) and supplements (Fund)
printing Account and Fund prospectuses and supplements for use with prospective Contract owners	camera-ready fund prospectus, printing costs of fund prospectus to existing policy owners with amounts allocated to the Fund
text composition and printing of Account SAI	text composition and printing of Fund SAI
mailing and distributing Account SAIs to policy owners upon request by policy owners	mailing and distributing Fund SAIs to policy owners upon request by policy owners mailing and distributing prospectuses (Account) and supplements (Account) to policy owners as required by Federal Securities Laws and to prospective purchasers (Account and Fund)
mailing and distribution of prospectuses and supplements (Fund) to policy owners of record. Life Company to advise if it wants either (1) printed Fund prospectuses or (2) camera ready copy with reimbursement by Fund of its pro rata share of printing expense

text composition (Account) printing, mailing and distributing annual and semi-annual reports for Account (Fund and Account, as applicable)	text composition of annual or semi-annual reports (Fund) and pro rata share of expense printing, mailing and distributing reports (Fund) to policy owners of record participating in the Fund
text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Account	text composition, printing, mailing, distribution and tabulation of proxy statements and voting instructions solicitation materials to policy owners with respect to proxies related to the Fund preparation, printing and distributing sales material and advertising related to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required

AMENDMENT NO. 1
TO THE
PARTICIPATION AGREEMENT
BY AND AMONG
AIM VARIABLE INSURANCE FUNDS
AIM DISTRIBUTORS, INC.
HARTFORD LIFE INSURANCE COMPANY
ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS
AND
HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
WHEREAS, AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("AIM"), Hartford Life Insurance Company ("LIFE COMPANY"), and Hartford Securities Distribution Company, Inc. ("UNDERWRITER") (collectively, the "Parties") have previously entered into a Participation Agreement dated July 2, 1998 (the "Agreement");
WHEREAS, AVIF was reorganized from a Maryland corporation into a Delaware business trust on May 1, 2000, resulting in a technical change of control of AVIF and thus an assignment of the Agreement;
WHEREAS, the Parties to the Agreement desired to consent to such assignment and amended the Agreement by letter dated April 27, 2000, and effective as of May 1, 2000, to give their consent to such assignment;
WHEREAS, certain Contracts issued by LIFE COMPANY have as their principal underwriter Hartford Equity Sales Company, Inc. rather than Hartford Securities Distribution Company, Inc. and the parties to the Agreement desire to make Hartford Equity Sales Company, Inc. a Party to the Agreement;
WHEREAS, each of the parties hereto intends and has intended both registered and unregistered Accounts of the Company to be able to invest in shares of the Fund, including those Accounts exempt from registration under the Investment Company Act of 1940 (the "1940 Act") pursuant to Sections 3(c)(1), 3(c)(7) or 3(c)(11) thereof;
WHEREAS, each of the parties hereto desires to expand the number of Accounts of LIFE COMPANY that invest in shares of AVIF and to clarify those Accounts that are and have been covered by the Agreement;
WHEREAS, each of the parties hereto desires to expand the number of Funds of AVIF that the Accounts may invest in and to clarify those Funds that are and have been covered by the Agreement; and

WHEREAS, each of the parties hereto desires to amend the Agreement to comply with the privacy provisions of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder and to make further revisions as appropriate;
NOW, THEREFORE, AVIF, AIM, LIFE COMPANY, and UNDERWRITER hereby agree to amend the Agreement as follows:

1.	The term "UNDERWRITER" as used in the Agreement, and any and all amendments thereto, shall mean Hartford Securities Distribution Company, Inc. and Hartford Equity Sales Company, Inc.

2.	Section 4.2(a) is hereby amended as follows:

(a)	AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, including the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

3.Section 4.3(a) is hereby amended as follows:

(a)
LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus, statement of additional information ("SAI"), and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the "Account Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

4.Section 4.3(f) is hereby added as follows:

4.3(f)	For its unregistered Accounts that are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, LIFE COMPANY represents and agrees that:

(i)	UNDERWRITER is the principal underwriter for each such unregistered Account and its Subaccounts and is a registered broker-dealer under the 1934 Act;

(ii)	the Shares of the Funds of AVIF are and will continue to be the only investment securities held by the corresponding Subaccounts of the Account; and

(iii)	with regard to each Fund, LIFE COMPANY, on behalf of the corresponding Subaccount, will:

(a)	vote such Shares held by it in the same proportion as the vote of all other holders of such Shares; and

(b)	refrain from substituting Shares of another security for such Shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.
5.    Sections 4.5(a) and (b) are hereby amended as follows:

(a)LIFE COMPANY upon written request of AVIF will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, private placement memoranda or other disclosure documents (collectively, "Disclosure Documents"), as well as any reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least ten (10)

Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.
6.    Sections 4.6(a), (b) and (e) are hereby amended as follows:

(a)AVIF upon written request of LIFE COMPANY will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Disclosure Documents, as well as any reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund.

(b)AVIF will provide to LIFE COMPANY camera ready copy of all AVIF Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), SAI, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants").

(c)AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.
7.    Section 6.1(b) is hereby amended as follows:
(b)    at the option of AVIF upon completion of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or
8.    Section 6.5 is hereby amended to add the following as the last sentence in this Section 6.5:
The parties agree that this Section 6.5 will not change or otherwise affect the obligations with respect to Existing Contracts set forth above in Section 6.3.
9.    Sections 12.1(a) and (b) are hereby amended as follows:

(a)    Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's Disclosure Documents, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the unlawful conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control, in connection with the sale or distribution of the Contracts or Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER.

(b)    Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF or AIM.
10.    Sections 12.2(a) and (c) are hereby amended as follows:
(a)    Except to the extent provided in Sections 12.2(e), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's Disclosure Documents, or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVM's Disclosure Documents, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(i)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's Disclosure Documents, or sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the unlawful conduct of AVIF, AIM or their affiliates or persons under its control, in connection with the sale or distribution of AVIF Shares; or

(ii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, or sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iii)
arise as a result of any failure by AVIF or AIM to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

11.    Section 18(a) is hereby added and Section 18 is redesignated as Section (b) - (d) as follows:

(a)For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. Each Party agrees to use and disclose Personal Information only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102). If any Party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

(b)AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process.

(c)LIFE COMPANY acknowledges that the identities of the customers of AVE or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process.

(d)    Each Party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.    The term "Accounts' as used in the Agreement, and as reflected in Schedule A to the Agreement, shall include Separate Account ICMG Series III-B.

13.    LIFE COMPANY represents and warrants that Separate Account ICMG Series III-B is exempt from registration under the 1940 Act and that the Contracts funded thereby are exempt from registration under the Securities Act of 1933 (the "1933 Act").

14.    Schedule A to the Agreement is hereby amended and replaced in its entirety by Schedule A attached hereto.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and on its behalf by its duly authorized representative on this 29th day of April, 2002, to be effective as of November 1, 2000.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name: Michael J. Cemo
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ Susanne Armstrong                By: /s/ Joseph F. Mahoney, Jr.
Name: Susanne Armstrong                Name: Joseph F. Mahoney, Jr.
Title:    Products Filing Director             Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Deb Hampson                By: /s/ George R. Jay
Name: Deb Hampson                    Name: George R. Jay
Title:    Counsel                     Title: Vice President

SCHEDULE A
AVIF FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Utilities Fund
AIM V.I. Growth Fund
AIM V.I. Growth and Income Fund
AIM V.I. High Yield Fund
ATM V.I. International Equity Fund
AIM V.I. Telecommunications and Technology Fund
AIM V.I. Value Fund
ACCOUNTS AND ASSOCIATED CONTRACTS
Account                        Contract(s)
Hartford Life Separate Account Two            Nations Variable Annuity Contract
ICMG Series III-B                    GVL-93
WDC #85223v3 (WORD)

AMENDMENT NO.2
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware corporation, and Hartford Life Insurance Company, a Connecticut life insurance company, and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
All parties agree to add Hartford Life and Annuity, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 20, 2001

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Carol Relihan
Name: Nancy L. Martin                Name: Carol Relihan
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Name: Nancy L. Martin                Name:
Title:    Assistant Secretary                Title:

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:/s/ David N. Levenson                By: /s/ Stephen T. Joyce
Name: David N. Levenson                Name: Stephen T. Joyce
Title:    Senior Vice President                 Title: Senior Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

HARTFORD EQUITY SALES COMPANY, INC.

Attest:/s/ Marianne O'Doherty            By: /s/ Stephen T. Joyce
Name: Marianne O'Doherty                Name: Stephen T. Joyce
Title: Assistant Vice President            Title: Senior Vice President

AMENDMENT NO. 3
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001 and April 29, 2002, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICY	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)

AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

• Hartford Life Separate Account Two
• Hartford Life Separate Account Seven
• Hartford Life and Annuity Separate Account Seven

• Hartford Life Separate Account VLI
• Hartford Life Separate Account VLII
• Hartford Life and Annuity Separate Account VLI
• Hartford Life and Annuity Separate Account VLII

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Pius Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

SCHEDULE B
•AIM VARIABLE INSURANCE FUNDS
Series I shares
AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund

•AIM Logo and Design                Logo Colors
One Color both the box and the word Investments print black with a white Chevron and White AIM inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: June 1, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 4
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002 and June 1, 2003, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation, Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:
Schedules A & B to the Agreement are hereby deleted and replaced in their entirety with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
(Series I shares)
AIM V.I. Aggressive Growth Fund	Hartford Life Separate	Nations Variable Annuity
AIM V.I. Basic Value Fund	Account Two	Contract
AIM V.I. Blue Chip Fund	Hartford Life Separate	Nations Outlook Variable
AIM V.I. Capital Appreciation Fund	Account Seven	Annuity Contract
AIM V.I. Dent Demographic Trends Fund	Hartford Life and Annuity	Hartford Leaders Variable
AIM V.I. Government Securities Fund	Separate Account Seven	Annuity Contract
AIM V.I. High Yield Fund		Hartford Leaders Outlook
AIM V.I. International Growth Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Mid Cap Core Equity Fund	Account VL I	Hartford Leaders Access
AIM V.I. Premier Equity Fund	Hartford Life Separate	Variable Annuity Contract
AIM V.I. Small Cap Equity Fund	Account VL II	Hartford Leaders Edge
	Hartford Life and Annuity	Variable Annuity Contract
	Separate Account VL I	Hartford Leaders Plus Variable
	Hartford Life and Annuity	Annuity Contract
	Separate Account VL II	Hartford Leaders Elite Variable
Annuity Contract
Hartford Leaders Elite Plus
Variable Annuity Contract
Hartford Leaders Elite Outlook
Variable Annuity Contract
Hartford Leaders Solution
Variable Annuity Contract
Hartford Leaders Solution Plus
Variable Annuity Contract
Hartford Leaders Solution
Outlook
Hartford Leaders Vision
Variable Annuity Contract
Huntington Hartford Leaders
Outlook
Classic Hartford Leaders
Outlook
Stag Accumulator Variable
Universal Life Policy
Stag Protector Variable
Universal Life Policy
Stag Last Survivor II

SCHEDULE B

AIM VARIABLE INSURANCE FUNDS
Series I shares
AlM V.I. Aggressive Growth Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. international Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Premier Equity Fund
AIM V.I. Small Cap Equity Fund

AIM Logo and Design                    Logo Colors

One Color - both the box and the word Investments print black with a white Chevron and White ADV1 inside the box.
Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.
Four Color Process - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The ward Investments prints solid black.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.
Effective Date: November 3, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 5
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003 and November 3, 2003, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
2.3    Applicable Price
(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.
(b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.
(c)    Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.
Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
6.3    Funds To Remain Available
Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:
Section 22. Force Majeure
Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                 AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                 AIM V.I. Real Estate Fund2
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             INVESCO VIF - Core Equity Fund
AIM V.I. Core Equity Fund                 INVESCO VIF - Dynamics Fund

AIM V.I. Dent Demographic Trends Fund        INVESCO VIF - Financial Services Fund
AIM V.I. Diversified Income Fund             INVESCO VIF - Health Sciences Fund
AIM V.I. Government Securities Fund         INVESCO VIF - Leisure Fund
AIM V.I. Growth Fund1                 INVESCO VIF - Small Company Growth Fund
AIM V.I. High Yield Fund1                INVESCO VIF - Technology Fund1
AIM V.I. International Growth Fund             INVESCO VIF - Total Return Fund
AIM V.I. Large Cap Growth Fund            INVESCO VIF - Utilities Fund

[1]
Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; INVESCO VIF - Utilities Fund acquired the assets of AIM V.I. Global Utilities Fund and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF - Telecommunications Fund.

[2]	Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

•Hartford Life Separate Account Two
•Hartford Life Separate Account Seven
•Hartford Life and Annuity Separate Account Seven
•Hartford Life Separate Account VL I
•Hartford Life Separate Account VL II
•Hartford Life and Annuity Separate Account VL I
•Hartford Life and Annuity Separate Account VL II
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

•Nations Variable Annuity Contract
•Nations Outlook Variable Annuity Contract
•Hartford Leaders Variable Annuity Contract
•Hartford Leaders Outlook Variable Annuity Contract
•Hartford Leaders Access Variable Annuity Contract
•Hartford Leaders Edge Variable Annuity Contract
•Hartford Leaders Plus Variable Annuity Contract
•Hartford Leaders Elite Variable Annuity Contract
•Hartford Leaders Elite Plus Variable Annuity Contract
•Hartford Leaders Elite Outlook Variable Annuity Contract
•Hartford Leaders Solution Variable Annuity Contract
•Hartford Leaders Solution Plus Variable Annuity Contract
•Hartford Leaders Solution Outlook
•Hartford Leaders Vision Variable Annuity Contract
•Huntington Hartford Leaders Outlook
•Classic Hartford Leaders Outlook
•Stag Accumulator Variable Universal Life Policy
•Stag Protector Variable Universal Life Policy
•Stag Last Survivor II

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2004

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Gene L. Needles
Name: Jim A. Coppedge                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AV1F"); A I M Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company ("LIFE COMPANY"), Hartford Life and Annuity Insurance Company, a Connecticut life insurance company and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Aggressive Growth Fund             AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Basic Balanced Fund                 AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                AIM V.I. Real Estate Fund
AIM V.I. Capital Appreciation Fund             AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund             AIV V.I. Small Company Growth Fund
AIM V.I. Core Equity Fund                AIM V.I. Technology Fund
AIM V.I. Demographic Trends Fund             AIM V.I. Core Stock Fund
AIM V.I. Diversified Income Fund             AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund             AIM V.I. Financial Services Fund
AIM V.I. Government Securities Fund             AIM V.I. Global Health Care Fund
AIM V.I. Growth Fund                    AIM V.I. Leisure Fund
AIM V.I. High Yield Fund                AIM V.I. Small Company Growth Fund
AIM V.I. International Growth Fund            AIM V.I. Technology Fund
AIM V.I. Large Cap Growth Fund             AIM V.I. Total Return Fund
AIM V.I. Leisure Fund                    AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTLIZING THE FUNDS
Hartford Life Separate Account Two
Hartford Life Separate Account Seven
Hartford Life and Annuity Separate Account Seven
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
Hartford Life Insurance Company Separate Account Eleven

(SCHEDULE A - cont'd)
SEPARATE ACCOUNTS UTLIZING THE FUNDS
Nations Variable Annuity
Nations Outlook Variable Annuity Contract
Hartford Leaders Variable Annuity Contract
Hartford Leaders Outlook Variable Annuity Contract
Hartford Leaders Access Variable Annuity Contract
Hartford Leaders Edge Variable Annuity Contract
Hartford Leaders Plus Variable Annuity Contract
Hartford Leaders Elite Variable Annuity Contract
Hartford Leaders Elite Plus Variable Annuity Contract
Hartford Leaders Elite Outlook Variable Annuity Contract
Hartford Leaders Solution Variable Annuity Contract
Hartford Leaders Solution Plus Variable Annuity Contract
Hartford Leaders Solution Outlook
Hartford Leaders Vision Variable Annuity Contract
Huntington Hartford Leaders Outlook
Classic Hartford Leaders Outlook
Hartford Quantum Life
Hartford Quantum 1.1
Stag Variable Life
Stag Accumulator Variable Universal Life Policy (Series I, 1.5 and II)
Stag Accumulator II VUL
Stag Variable Life Artisan
Stag Protector Variable Universal Life Policy (Series 1, 1.5 and II)
Stag Wall Street (Series I and II)
Stag Variable Last Survivor (Series I and 11)
Stag Variable Life Artisan

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: September 20, 2005

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Jim A. Coppedge                By: /s/ Robert H. Graham
Name: Jim A. Coppedge                Name: Robert H. Graham
Title:    Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest:/s/ P. Michelle Grace                By: /s/ Gene L. Needles
Name: P. Michelle Grace                Name: Gene L. Needles
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE
COMPANY, on its behalf and each Separate
Account named in Schedule A, as
amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD LIFE AND ANNUITY
INSURANCE     COMPANY, on its behalf and
each Separate Account named in Schedule A, as
may be amended from time to time

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

HARTFORD SECURITIES
DISTRIBUTION COMPANY, INC.

Attest:                            By: /s/ illegible
Name:                            Name:
Title:                            Title:

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); AIM Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Hartford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.Effective on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.

2.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

3.AVIF registration statement supplements shall be supplied by AIM in final form to the Life Company as soon as possible following filing thereof with the Securities and Exchange Commission, but in no event, later than two (2) business days, following such filing; time being of the essence. AIM recognizes that the Life Company issue Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. AVIF will provide the Life Company with updated shareholder reports, using commercially reasonable efforts to provide such reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of AVIF supplements to coordinate with other Life Company variable product supplements.

4.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

5.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

6.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2008

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:/s/ Peter Davidson                By: /s/ John M. Zerr
Name: Peter Davidson                Name: John M. Zerr
Title:    Assistant Secretary                Title: Senior Vice President

A I M DISTRIBUTORS, INC.

Attest:/s/ Peter Davidson                By: /s/ John S. Cooper
Name: Peter Davidson                Name: John S. Cooper
Title:    Assistant Secretary                Title: President

HARTFORD LIFE INSURANCE COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

Attest:                            By: /s/ Robert Arena
Name:                            Name: Robert Arena
Title:                            Title: Sr. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Class I and Class II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II

Products Funded by Separate Accounts:
Hartford Leaders Series II, ER, RI and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, HR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series H, IIR and HI
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series H, IIR and HI
Huntington Hartford Leaders Outlook Series II, Hit and III
Classic Hartford Leaders Outlook Series It IIR and III
Wells Fargo Leaders Outlook Series I, IR and H
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and HIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and JR
Hartford Leaders Pius Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR

Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor

AMENDMENT NO. 7
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, April 30, 2004, September 20, 2005 and May 1, 2008, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, the parties desire to amend the Agreement in order to reflect and automatically update the information set forth in Revised Schedule A.
NOW, THEREFORE, in consideration of the covenants and agreements herein stated, the parties mutually agree that the Agreement be, and hereby is amended, as follows:

1.The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVM and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper

Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

Revised Schedule A

Funds Available Under the Contracts
All Series I and Series H portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL H

Revised Schedule A (cont'd)

Products Funded by Separate Accounts:
Hartford Leaders Series H, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and H
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and HI
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series H, IIR and III
Nations Outlook Variable Annuity Series H, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and MR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series H and BR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II

Revised Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator H Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy II

AMENDMENT NO. 8
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, November 1, 2000, September 20, 2001, June 1, 2003, November 3, 2003, May 1, 2004, May 1, 2008, and May 1, 2009, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
Schedule A

Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

Schedule A (cont'd)

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B,

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, HR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule A (cont'd)

Products Funded by Separate Accounts (cont'd):
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor H Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders 'VUL Joint Legacy II
Series III-D
Series III-WF

Effective as of: July 27, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ James P. Van Etten
Name: James P. Van Etten
Title: Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Exec. Vice President

AMENDMENT NO. 9
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

1.The Agreement, and any applicable schedules hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series)of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company, as filed with the Securities and Exchange Commission from time to time.

2.This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

3.Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

4.This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

5.This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of October 19, 2009

AIM VARIABLE INSURANCE FUNDS, INC.

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: EVP

Revised Schedule A
Funds Available Under the Contracts
All Series I and Series II portfolios of AIM Variable Insurance Funds

Separate Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL II
ICMG Series III-B

Products Funded by Separate Accounts:
Hartford Leaders Series II, IIR, III, IV and V
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hanford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, 11R and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR

Revised Schedule A

Products Funded by Separate Accounts (coned):
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor
Hartford Leaders VUL Joint Legacy
Hartford Leaders VUL Liberty
Hartford Leaders VUL Legacy
Hartford Leaders VUL Joint Legacy 11
Series III-D
Series III-WF

AMENDMENT NO. 10
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:
WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective: April 30, 2010.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ John S. Cooper
Name: John S. Cooper
Title: President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Robert Arena
Name: Robert Arena
Title: Executive Vice President

AMENDMENT NO. 11
to the
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust ("Funds"); Invesco Distributors, Inc. a Delaware corporation ("Distributor"), Hartford Life Insurance Company, Harford Life and Annuity Insurance Company, both Connecticut life insurance companies (collectively, "Company") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("Underwriter"), is hereby amended as follows:
WHEREAS, Hartford Life, Inc., an affiliate of Underwriter and Company, The Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of Underwriter and Company, and the Company on the one hand, and Prudential Financial Inc. ("Prudential") on the other hand entered into a Purchase and Sale Agreement dated September 27, 2012 pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business by means of certain reinsurance, administrative and other arrangements (such acquisition, the "Transaction");
WHEREAS, pursuant to the Transaction, Hartford and Prudential also agreed that the principal underwriter functions for the individual variable life insurance ("VLI") policies covered by the Agreement would transfer to a Prudential-affiliated broker-dealer;
WHEREAS, in addition to the VLI policies, the Agreement also covers certain variable annuity contracts, the principal underwriting functions of which are not being transferred to a Prudential-affiliated broker dealer;
WHEREAS, the Parties now desire to amend the Agreement with this amendment (the "Amendment"), to add Pruco Securities LLC ("Pruco"), a New Jersey corporation, as a party under the Agreement, and
WHEREAS, Pruco is a registered broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing with the Financial Industry Regulatory Authority ("FINRA"), and
WHEREAS, Pruco will serve as the principal underwriter of the VLI policies as of the effective date of this Amendment,
NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties agree as follows:

1.Pruco is added as a party under the Agreement and the Agreement remains in full force and effect with Pruco serving as the principal underwriter of the VLI policies as of the effective date of this Amendment.

2.Pruco shall not be responsible or liable to the Funds, Underwriter, Distributor or Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by Underwriter or Company its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the VLI policies prior to the effective date of this Amendment.

3. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment. All other terms and provisions of the Agreement not amended herein, including, but not limited to the indemnification provisions, shall remain in full force and effect and will apply to the terms of this Amendment as applicable.
IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Amendment as of _____________, 2014, and deemed effective on May 1, 2014.

AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John Zerr
Name: John Zerr
Title: General Counsel

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By:
Name:
Title:

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By:
Name:
Title:

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By:
Name:
Title:

PRUCO SECURITIES LLC

By: /s/ Patrick L. Hynes
Name: Patrick L. Hynes
Title: Vice President

AMENDMENT NO, 12
to the
PARTICIPATION AGREEMENT
This AMENDMENT, effective as of April 1, 2015, amends the Participation Agreement by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the "Funds"), Invesco Distributors, Inc. (the "Distributor"), Hartford Life Insurance Company ("HLIC"), Hartford Life and Annuity Insurance Company ("HLAIC")(HLIC and HLAIC, both Connecticut life insurance companies, are individually and collectively referred to as the "Company"), Hartford Securities Distribution Company, Inc. (the "Underwriter") and Pruco Securities LLC ("Pruco") dated as of July 2, 1998 (as subsequently amended, the "Participation Agreement").
WHEREAS, pursuant to the terms of the Participation Agreement, the Funds participate as investment options within variable life insurance products ("Products") issued by the Company and the Underwriter serves as distributor of the Products;
WHEREAS, pursuant to the Agreement and/or other agreements ancillary thereto, the Distributor paid to the Company fees for distribution and/or administrative services performed in connection with the Contracts (defined below);
WHEREAS, Hartford Life, Inc., an affiliate of the Company, and Hartford Financial Services Group, Inc. ("Hartford"), also an affiliate of the Company, on the one hand, and Prudential Financial, Inc. ("Prudential") on the other hand, entered into a Purchase and Sale Agreement, dated September 27, 2012, pursuant to which Prudential agreed, inter alia, to acquire Hartford's individual life insurance business, including the individual variable life insurance policies (the "Contracts"), by means of certain reinsurance, administrative and other arrangements (the "Transaction");
WHEREAS, pursuant to the Transaction, The Prudential Insurance Company of America ("PICA") became the administrator of the Contracts, and effective as of May 1, 2014 the principal distribution functions for the Contracts transferred from the Underwriter to Pruco;
WHEREAS, the parties now desire to amend the Participation Agreement to add PICA as a party to the Participation Agreement;
NOW, THEREFORE, in consideration of the mutual promises herein and intending to be legally bound, the parties agree and hereby amend the Agreement as follows, as of the date hereof:

1.Without limiting the generality of anything contained elsewhere in the Agreement, the parties hereto acknowledge that actions described in the Agreement, or described in any Schedule to the Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by PICA or its affiliates pursuant to written agreements between PICA and the Company or Hartford.

2.PICA shall be a party to the Participation Agreement

3.The parties hereby ratify the Company's designation of PICA as administrator of the Contracts and Pruco as the principal underwriter of the Contracts.

4.Notwithstanding anything to the contrary in the Agreement, the parties hereto agree that purchasing and redeeming shares or other equity interests in the Fund may be done through the NSCC FundSERV system. If the NSCC FundSERV system is unavailable, there is a malfunction in the NSCC FundSERV system or other malfunction that affects the aforementioned transactions, the parties shall follow any manual transaction procedures in the Agreement. Otherwise, the parties agree that trading shall be effected through manual trade tickets via fax or e-mail in the event of these circumstances.

5.The Distributor shall pay all distribution, and administrative services fees (including 12b-1 fees) related to the Contracts, as described in the Agreement, directly to Pruco for its services and as payment agent for PICA, to the extent that such distribution fees and administrative services fees relate to life insurance (and not variable annuity) Contracts.

6.PICA and Pruco shall not be responsible or liable to the Funds or Distributor, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by the Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the Contracts prior to the date hereof.

7.The parties agree that the terms herein amend the Participation Agreement only and do not affect the terms of any other agreement between the Distributor and the parties which do not relate to the Contracts.
All capitalized terms herein have the meanings ascribed in the Agreement unless otherwise defined in this amendment.
[Remainder of the Page Intentionally Left Blank]

This Amendment is entered into by the parties set forth below, to be effective as of the date written above.
AIM VARIABLE INSURANCE FUNDS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/ Brian Thorp
Name: Brian Thorp
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Assistant Vice President

HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By: /s/ Chris Dagnault
Name: Chris Dagnault
Title: Vice President

PRUCO SECURITIES LLC

By: /s/ [illegible]
Name: [illegible]
Title: President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ [illegible]
Name: [illegible]
Title: Vice President

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made as of the    day of January, 1997, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the state of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts").

WITNESSETH:

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:
ARTICLE I

Sale of the Fund Shares

1.1    Subject to Section L3 of this Agreement, the Fund shall cause the Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter as its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2    Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter as its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund. The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3    The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

1.4    Purchase orders that are transmitted to the Fund in accordance with Section 1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

1.5    Issuance and transfer of the Fund's Shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account

1.6    The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.7    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

1.8    The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

1.9    The Fund agrees that its Shares will be sold only to Participating Insurance
Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.
1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and Article 4 of this Agreement.

1.11    So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then- current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

ARTICLE 2
Obligation of the Parties

2.1    The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2    At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. in the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

2.3    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4    The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5    The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

2.6    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

2.7    The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may by amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

2.8    The Company shall amend the registration statement of the Contracts under the
1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

2.9    The Company shall be responsible for assuring that any prospectus offering a
Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

2.10     Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or policyowners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes-Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

ARTICLE 3
Representations and Warranties

3.1    The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2    The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

3.3    The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

3.4    The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5    The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.6    The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

3.7    The Fund represents and warrants that the investments of each Portfolio will ' comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.

ARTICLE 4
Potential Conflicts

4.1    The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

4.3    If it is determined by a majority of the Directors, or a majority of the Fund's
Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contracts owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4    If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30 day- period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30- day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.

4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the
Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

4.7    The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

4.8    Wand to the extent that Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE 5
Indemnification

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

(d)    arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2    Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the
Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statement or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

(d)    arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

5.3    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5    In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6
Termination
6.1    This Agreement may be terminated by either party for any reason by six (6)
months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon sixty (60) days' advance written notice to the Company or by the Company pursuant to Section 6.5 below upon sixty (60) days' advance written notice to the Fund.

6.2    This Agreement may be terminated at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

6.3    This Agreement may be terminated at the option of the Fund if the Internal
Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code.

6.4    This Agreement may be terminated by the Fund, at its option, if the Fund shall determine, in its sole judgment exercised in good faith, that either (I) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Fund of such breach. Notwithstanding any other provision of this Agreement, in the event that the Fund exercises its right to terminate this Agreement pursuant to this Section 6.4, such termination shall not become effective until the earlier of (i) the time which the Company notifies the Fund it has made arrangements (including obtaining any necessary regulatory approvals) to substitute other funding vehicles for shares of the Portfolios under the Contracts, and (ii) one year following the date the Fund exercises its right to terminate_

6.5    This Agreement may be terminated at the option of the Company if (A) the
Internal Revenue Service determines that any Portfolio fails to qualify as a 'Regulated Investment Company" under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall determine, in its sole judgement exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.
3
6.6    Notwithstanding any termination of this Agreement pursuant to this Article 6, upon the request of the Company the Fund may agree (which agreement shall not be unreasonably withheld) to make available additional Fund Shares for so long after the termination of this Agreement as the Fund desires pursuant to the terms and conditions of this Agreement as provided in Section 6.7 below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as 'Existing Contracts'). Specifically, without limitation, if the Fund or Underwriter so elects to make additional Shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

6.7    In the event of a termination of this Agreement pursuant to this Article 6, the Fund will promptly notify the Company regarding whether Underwriter and the Fund will continue to make Shares available after such termination. If the Fund elects to continue making shares available to the Company, the provisions of this Agreement shall remain in effect except for Section 6.1 and thereafter either the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 6.7, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be greater than nine months.

6.8    The provisions of Article 5 shall survive the termination of this Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

ARTICLE 7
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Merrill Lynch Variable Series Funds, Inc.
c/o Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Attention: General Counsel

If to the Company:

ITT Hartford Life and Annuity Insurance Company
P.O. Box 2999
Hartford, CT 06104
Attention: General Counsel

ARTICLE 8
Miscellaneous

8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2    This Agreement may be executed simultaneously in. two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under. this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

8.6    Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9    Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10     No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

ITT HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By: /s/ David A. Hall
David A. Hall
Name: Senior Vice President

Title:

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

By: [illegible]

Name:

Title:

Schedule A

Segregated Accounts of ITT Hartford Life and Annuity Insurance Company
Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Name of Separate Account                     Date Established
ICMG Registered Variable Life                October 9, 1995
Separate Account One

Schedule B

Portfolios of Merrill Lynch Variable Series Funds, Inc.
Offered to Segregated Accounts of ITT Hartford Life and Annuity Insurance Company

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Global Strategy Focus Fund
Quality Equity Fund
American Balanced Fund
Equity Growth Fund
International Equity Focus Fund
Developing Capital Markets Focus Fund
Global Utility Focus Find
Natural Resources Focus Fund
Government Bond Fund
Global Bond Focus Fund
Prime Bond Fund
Index 500 Fund

Schedule C

Persons Authorized to Act on Behalf of ITT Hartford Life and Annuity Insurance Company

The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of ITT Hartford Life and Annuity Insurance Company on its own behalf and on behalf of each Account:

Name                                Signature

Carol Lewis                            /s/ Carol Lewis

Julie DeFazio                            /s/ Julie DeFazio

Elsa Phin                            /s/ Elsa Phin

Sandra Cinqugrana                        /s/ Sandra Cinquegrana

AMENDMENT I TO THE
FUND PARTICIPATION AGREEMENT
BETWEEN
MERRILL LYNCH VARIABLE SERIES FUNDS, INC. AND
ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
EFFECTIVE JANUARY 1997 ("AMENDMENT")

THIS AMENDMENT to the Fund Participation Agreement, between MERRILL LYNCH VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the state of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A as attached hereto, as such schedule may be amended from time to time (the "Accounts"), is made as of the
1st date of March, 1999.

WITNESSETH

WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

WHEREAS, Merrill Lynch Funds Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of The National Association of Securities Dealers, Inc. (the "NASD") and acts as principal underwriter of the shares of the Fund; and

WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the several series of shares of the Fund offered by the Fund to the Company and the Accounts are set forth on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b) (15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Fund Exemptive Order");

WHEREAS, Merrill Lynch Asset Management, L.P. ("MLAM") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and acts as the Fund's investment adviser; and

WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extend permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Accounts at such Shares' net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE 1
Sale of the Fund Shares

1.1    Subject to Section 1.3 of this Agreement, the Fund shall cause the
Underwriter to make Shares of the Portfolios available to the Accounts at such Shares' most recent net asset value provided to the Company prior to receipt of such purchase order by the Fund (or the Underwriter or its agent), in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then-current prospectus of the Fund. Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts), or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2    Subject to Section 1.3 of this Agreement, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at such Shares' most recent net asset value provided to the Company prior to receipt by the Fund (or the Underwriter or its agent) of the request for redemption, as established in accordance with the operational procedures mutually agreed to by the Underwriter and the Company from time to time and the provisions of the then current-prospectus of the Fund_ The Fund shall make payment for such Shares in the manner established from time to time by the Fund, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

1.3    The Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect instructions received by the Company from Contract holders in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus (such Portfolio's "valuation time") on the prior Business Day. Any purchase or redemption order for Shares of any Portfolio received, on any Business Day, after such Portfolio's valuation time on such Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company to the Underwriter as agent for the Fund in such written or electronic form (including facsimile) as may be mutually acceptable to the Company and the Underwriter. The Underwriter may reject purchase and redemption orders that are not in proper form. In the event that the Company and the Underwriter agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible (i) for confirming with the Underwriter that any communication sent by the Company was in fact received by the Underwriter in proper form, and (ii) for the effect of any delay in the Underwriter's receipt of such communication in proper form. The Fund and its agents shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule C, or any subsequent list of authorized individuals provided to the Fund or its agents by the Company in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.

1.4    Purchase orders that are transmitted to the Fund in accordance with Section
1.3 of this Agreement shall be paid for no later than 12:00 noon on the same Business Day that the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Underwriter on behalf of the Fund pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Company), the Company shall hold the Fund harmless from any losses reasonably sustained by the Fund as the result of acting in reliance on such purchase order.

1.5    Issuance and transfer of the Fund's Shares will be by book entry only_
Stock certificates will not be issued to the Company or to any Account. Shares ordered from the Fund will be recorded in the appropriate title for each Account.

1.6    The Fund shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company of the number of Shares so issued as payments of such dividends and distributions.

1.7    The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

1.8    The Company agrees that it will not take any action to operate any Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

1.9    The Fund agrees that its Shares will be sold only to Participating Insurance
Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that the Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.

1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 1.10 and Article 4 of this Agreement.

1.11 So long as it shall be the intention of the Fund to maintain the net asset value per share of any Portfolio at $1.00, on any day on which (a) the net asset value per share of the Shares is determined, (b) MLAM determines, in the manner described in the then-current prospectus of the Fund, that the net income of such Portfolio on such day is negative, and (c) MLAM delivers a certificate to the Company setting forth the reduction in the number of outstanding Shares to be effected as described in the then-current prospectus of the Fund in connection with such determination, the Company, on behalf of itself and the Accounts, agrees to return to the Fund its pro rata share of the number of Shares to be reduced and agrees that, upon delivery by MLAM to the Company of such certificate, (a) the Company's ownership interest in the Shares so to be returned shall immediately cease, (b) such Shares shall be deemed to have been canceled and to be no longer outstanding, and (c) all rights in respect of such Shares shall cease.

ARTICLE 2
Obligation of the Parties

2.1    The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund. The Fund shall bear the costs or registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2    At least annually, the Fund or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Fund or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be borne by the Company. In the event that the Company requests that the Fund or its designee provide the Fund's prospectus in a "camera ready" format, the Fund shall be responsible solely for providing the prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

2.3    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Fund or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

2.4 The Fund or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.5 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of each prospectus for the Contracts or statement of additional information for the Contracts in which the Fund or its investment adviser is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least five Business Days prior to is use. No such prospectus, statement of additional information or material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

2.6    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statement, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund or its designee.

2.7    The Fund shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except with the written permission of the Company.

2.8    The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

2.10 The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such Contract as a modified endowment contract (or policy).

2.11 Solely with respect to Contracts and Accounts that are subject to the 1940 Act, so long as, and the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable policyowners: (a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Account, the Company will vote Shares of the Fund held by the Account and for which no timely voting instructions from Contract or policyowners are received, as well as Shares held by the Account that are owned by the Company for its general account, in the same proportion as the Company votes Shares held by the Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

ARTICLE 3
Representations and Warranties

3.1    The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and has established each Account as a segregated asset account under such law on the date set forth in Schedule A.

3.2    The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

3.3    The Company represents and warrants that the issuance of the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance requirements.

3.4    The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.5    The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

3.6    The Fund represents and warrants that the sale of the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and that the Fund is registered under the 1940 Act. The Fund shall use its best efforts to amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares. If the Fund determines registration is appropriate, the Fund shall use its best efforts to register and qualify its Shares for sale in accordance with the laws of all fifty states, the District of Columbia, Virgin Islands and Puerto Rico and such other jurisdictions reasonably requested by the Company.

3.7    The Fund represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in section 817(h) of the Code and the rules and regulations thereunder.

ARTICLE 4
Potential Conflicts
4.1    The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities decision in any relevant proceeding; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.
4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.
4.3    If it is determined by a majority of the Directors, or a majority of the Fund's
Directors who are not affiliated with Merrill Lynch Asset Management, L.P. or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.
4.4    If a material irreconcilable conflict arises because of a decision by the
Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's or Accounts' investment in the Fund and terminate this Agreement with respect to such Account(s); provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 30 days after the Fund gives written notice that this provision is being implemented. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.
4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 30-day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Fund.
4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the affected Account's (or Accounts') investment in the Fund and terminate this Agreement with respect to such Account(s) within 30 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.
4.7    The Company shall at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.
4.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule
6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE 5
Indemnification

5.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Fund and each of its Directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:
(a)    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)    arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents (as defined in Section 5.2(a) below) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of the Company; or

(d)    arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2    Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto) or in sales literature approved by the Fund (but solely with respect to statements regarding the Fund), (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

(c)arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund; or

(d)    arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

5.3    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

5.4    Neither the Company nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5    In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE 6
Termination

6.1    This Agreement may be terminated by either party for any reason by six
(6) months' advance written notice to the other party, and may be terminated by the Fund pursuant to Sections 6.2 through 6.4 below upon sixty (60) days' advance written notice to the Company or by the Company pursuant to Section 6.5 below upon sixty (60) days' advance written notice to the Fund.

6.2    This Agreement may be terminated at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance department of any state, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome that would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

6.3    This Agreement may be terminated at the option of the Fund if the Internal
Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code.

6.4    This Agreement may be terminated by the Fund, at its option, if the Fund shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition, (2) the Company shall have been the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Fund of such breach. Notwithstanding any other provision of this Agreement, in the event that the Fund exercises its right to terminate this Agreement pursuant to this Section 6.4, such termination shall not become effective until the earlier of (i) the time which the Company notifies the Fund it has made arrangements (including obtaining any necessary regulatory approvals) to substitute other funding vehicles for shares of the Portfolios under the Contracts, and (ii) one year following the date the Fund exercises its right to terminate.

6.5    This Agreement may be terminated at the option of the Company if (A)
the Internal Revenue Serve determines that any Portfolio fails to qualify as a 'Regulated Investment Company' under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund breaches any obligation under this Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice from the Company of such breach.

6.6    Notwithstanding any termination of this Agreement but subject to Article
I, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of the Agreement, provided that the Company continues to comply with all of its obligations hereunder as if this Agreement had not been terminated.

6.7    The provisions of Article 5 shall survive the termination of this
Agreement, and the provisions of Article 4 and Sections 2.4 and 2.10 shall survive the termination of this Agreement as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 6.7.

ARTICLE 7
Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Merrill Lynch Variable Series Fund, Inc.
c/o Merrill Lynch Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Attention: General Counsel

If to the Company

Hartford Life and Annuity Insurance Company
P.O. Box 2999
Hartford, CT 06104
Attention: General Counsel

ARTICLE 8
Miscellaneous

8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together constitute one and the same instrument.

8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no Director, officer, agent, or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

8.6    Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9    Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment 1 to the Fund Participation Agreement as of the date and year first above written.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ James P. VanEtten
Name: James P. VanEtten
Title: Assistant Vice President

MERRI LYNCH VARIABLE SERIES FUND , INC.
By: /s/ Terry K. Glenn
Name: Terry K. Glenn
Title:    Executive Vice President

Schedule A

Segregated Accounts of Hartford Life and Annuity Insurance Company
Participating in Portfolios of Merrill Lynch Variable Series Funds, Inc.

Name of Separate Account	Date Established October 9, 1995
ICMG Registered Variable Life Separate Account One

Schedule B

Portfolios of Merrill Lynch Variable Series Funds, Inc.
Offered to Segregated Accounts of Hartford Life and Annuity Insurance Company

High Current Income Fund
Domestic Money Market Fund
Basic Value Focus Fund
Quality Equity Fund
American Balanced Fund (Closed May 1, 1999. No policyholders in fund.)
Special Value Focus Fund
International Equity Focus Fund (closed May 1, 1999. No policyholders in fund.)
Developing Capital Markets Focus Fund (closed May 1, 1999. No policyholders in fund.)
Global Utility Focus Fund
Natural Resources Focus Fund (closed May 1, 1999. No policyholders in fund.)
Government Bond Fund
Global Bond Focus Fund
Prime Bond Fund
Index 500 Fund
Reserve Assets Fund
Capital Focus Fund
Global Growth Focus Fund

Schedule C

Persons Authorized to Act on Behalf of Hartford Life and Annuity Insurance Company

The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of each Account:

Name                            Signature

Carol Lewis, Assistant Director                /s/ Carol Lewis
Tibor Held, Accountant                    /s/ Tibor Held
Mark Strogoff, Accountant                    /s/ Mark Strogoff
Todd Farber, Accountant                    /s/ Todd Farber

AMENDMENT NO. 2 TO
FUND PARTICIPATION AGREEMENT

THIS Amendment dated as of 30th day of June, 2007 to the Fund Participation Agreement dated January 1997, as amended March 1, 1999 (the "Agreement"), by and between Hartford Life and Annuity Insurance Company (formerly known as ITT Hartford Life and Annuity Insurance Company) (the "Company") and BlackRock Variable Series Funds, Inc. (formerly known as Merrill Lynch Variable Series Funds, Inc.) (the "Fund") is hereby amended as follows:

1.    All parties agree to add Hartford Life Insurance Company, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.

2.    Company

References to "ITT Hartford Life and Annuity Insurance Company" are hereby changed to "Hartford Life and Annuity Insurance Company." "Company" shall collectively mean Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company.

3.    Fund

References to "Merrill Lynch Variable Series Funds, Inc." are hereby changed to "BlackRock Variable Series Funds, Inc." and "Fund" shall mean "BlackRock Variable Series Funds, Inc."

4.    Underwriter

References to "Merrill Lynch Funds Distributors, Inc. and "Underwriter" shalt mean "BlackRock Distributors, Inc."

5.    Investment Advisor

References to "Merrill Lynch Asset Management, L.P." and "MLAM" shall mean "BlackRock Advisors, LLC."

6.    Schedules A and B to the Agreement are hereby amended as attached hereto and made a part hereof. Schedules A and B shall be amended from time to time as reflected in Accounts registration statements for the Company, as filed with the Securities and Exchange Commission from time to time.

7.    Sections 2.1 and 2.2 are hereby amended to reflect that:

(a)    The Fund shall be, and remain responsible for the prompt payment, or reimbursement, as the case may be, to the Company of the reasonable costs and expenses associated with the following activities associated with the preparing, filing with the Securities and Exchange Commission and setting for printing shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information (collectively, the "Fund Materials"): (i) text composition and alterations; (ii) printing, mailing and distributing for use with existing Contract owners; and (iii) if requested by the Company, providing camera-ready film, computer diskettes or typeset electronic document files. The Company may choose to print Fund Materials, in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined on a pro-rata basis using the page count or portion thereof of the Fund Materials as compared to the total page count for the combined materials containing all other funds' materials.

(b)    Fund Materials shalt be supplied in final form to the Company as soon as reasonably possible following the filing thereof with the Securities and Exchange Commission; time being of the essence. The Parties recognize that the Company issues Contract prospectuses on a May 15t calendar year and therefore any Fund supplements issued off cycle result in additional costs and expenses, including special handling fees.

(c)    The Company will calculate the payment contemplated by this Section 2 and will make such payment to the Company within 30 days thereafter. Each payment will be accompanied by a statement showing the calculation of the amounts payable and such other supporting data as may be reasonably requested by the Fund. The Fund agrees to use best efforts to resolve any billing discrepancy detected by the Company and remit any corrective payment upon demand.

8.    The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof.

9.    Except as hereinabove provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control. Capitalized terms not defined in this Amendment shall have the definition set forth in the Agreement.

10.    This Amendment shalt be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

11.    This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY, on its behalf and each Account
named in Schedule A to the Fund Participation
Agreement as may be amended from time to time

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

HARTFORD LIFE INSURANCE COMPANY, on its
behalf and each Account named in Schedule A
to the Fund Participation Agreement, as may be
amended from time to time

By: /s/ Robert Arena
Name: Robert Arena
Title: SVP

BlackRock Variable Series Funds, Inc.

By: /s/ illegible
Name:
Title:

Schedule A
Accounts:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account One
Hartford Life and Annuity Insurance Company Separate Account Seven

Products Funded by Separate Accounts:
The Director Solution Series I and IR
Hartford Leaders Solution Series I and IR
The Director Solution Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
The Director Solution Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR

Schedule B

Portfolios of BlackRock Variable Series Funds, Inc.

BlackRock Global Growth V.I. Fund (formerly Mercury Global Growth V.I. Fund, previously Merrill Lynch Global Growth Focus Fund)
BlackRock Large Cap Growth V.I. Fund

AMENDMENT NO. 3 TO
FUND PARTICIPATION AGREEMENT

THIS Amendment dated as of March 31, 2010 and effective as of April 1, 2010 to the Fund Participation Agreement dated January 1997 (the "Agreement"), as amended March 1, 1999 ("Amendment No.1") and June 30, 2007 ("Amendment No. 2"), by and between Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively the "Company") and BlackRock Variable Series Funds, Inc. (the "Fund") is hereby amended as follows:

1.     Underwriter

References to "Underwriter" shall mean "BlackRock Investments, LLC ("BRIL") a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended and the successor Underwriter to the Fund.

2.    Schedule A

Schedule A to the Agreement is hereby deleted and replaced with the attached Schedule A.

3.    Schedule B

Schedule B to the Agreement is hereby deleted and replaced with the attached Schedule B.

ARTICLE 3 Representations and Warranties Section 3.2 of the Agreement is hereby renamed as Section 3.2(a) and Section 3.2(b) of the Agreement is added as follows:

3.2(b)
Notwithstanding any other provision to the contrary in this Agreement for purposes of the exemption to the application of certain limitations provided in subparagraph (E) of Section 12(d)(1) of the 1940 Act, the Company, on its own behalf and on behalf of the Account(s) and each investment subdivision thereof, represent and warrants with respect to the shares of each investment portfolio of the Underlying Fund held by a subdivision of the Account(s):

(i)	Hartford Equity Sales Company is the principal underwriter for the Account(s) and the subdivisions of the Account(s) and a registered broker-dealer under the Securities Exchange Act of 1934;

(ii)	Fund Shares are the only investment securities held by the corresponding subdivisions of the Account(s); and

(iii)	The Company, on behalf of the corresponding subdivision, will:

(a)	vote the shares held by it in the same proportion as the vote of all other holders of such shares; and

(b)	refrain from substituting such shares unless the Securities and Exchange Commission has approved such substitution in the manner provided in Section 26 of the 1940 Act.

ARTICLE 7 Notices is hereby deleted and replaced with the following:

ARTICLE 7

Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

To the Fund:                        With a copy to:
BlackRock Variable Series Funds, Inc.            Robert Connolly, General Counsel
Attention: Brian Schmidt                    BlackRock, Inc.
40 East 52nd Street                    40 East 52nd Street
New York, NY 10022                    New York, NY 10022

To the Underwriter:                    With a copy to:
BlackRock Investments, LLC                BlackRock Investments, LLC
Attn: Frank Porcelli                     Attn: Rick Forio
40 East 52nd Street                     40 East 52nd Street
New York, NY 10022                    New York, NY 10022

To the Company:                        With a copy to:

Hartford Life Insurance Company                    Hartford Life Private Placement
200 Hopmeadow Street                         100 Campus Drive, Suite 250
Simsbury, CT 06089                         Florham Park, NJ 07932
Attn: General Counsel                        Attn: VP, Product Management
Fax: 860-843-8665                        Fax: 973-966-6330

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

BLACKROCK VARIABLE SERIES FUNDS, INC.
By: /s/ Denis R. Molleur
Name: Denis R. Molleur
Title: Assistant Secretary

HARTFORD LIFE ND ANNUI INSURANCE COMPANY, on its behalf and each Account named in
Schedule A to the Fund Participation Agreement, as may be amended from time to time
By: /s/ James P. Von Etten
Name: James P. Von Etten
Title: Vice President

HARTFORD LIFE INSURANCE COMPANY, on its behalf and each Account named in Schedule A to the
Fund Participation Agreement, as may be amended from time to time
By: /s/ James P. Von Etten
Name: James P. Von Etten
Title: Vice President

Schedule A

Hartford Life Insurance Company
Separate Account Two
Separate Account Seven
Separate Account ICMG Series I
Separate Account ICMG Series 11
Separate Account ICMG Series 11A
Separate Account ICMG Series 11B
Separate Account ICMG Series 11C
Separate Account ICMG Series 11D
Separate Account ICMG Series III
Separate Account ICMG Series 111A
Separate Account ICMG Series IIIB
Separate Account ICMG Series IV
Separate Account ICMG Series VII
Hartford Life Insurance Company PPVA Separate Account

Hartford Life and Annuity Insurance Company
Separate Account One
Separate Account Seven

Products Funded by Separate Accounts:
The Director Solution Series I and IR
Hartford Leaders Solution Series I and IR
The Director Solution Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR
The Director Solution Outlook Series 1 and IR
Hartford Leaders Solution Outlook Series I and IR
Series I
Series 11
Series 11A
Series 11B
Series 11C
Series IlD
Series III
Series IIIA
Series IIIB
Series IIIC
Series IIID
Series IIIV
Series IMF
Series IV
Series IVA
Series IVB
Series WC
Series IVD
Series IVE
Series IVF
Series IVG
Series IVH
Series IVJ
Series IVK
Series IVL
Series 4V
Hartford Life Private Placement Variable Life Insurance Select Seriessm
Hartford Life Private Placement Variable Life Insurance Advisor Seriessm
Hartford Life Private Placement Variable Annuity Select Series

Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, inc. Available Class I, Class II and Class III shares of:

CUSIP	TICKER	FUND NAME	CLASS
09253L108	AMBLI	BlackRock Balanced Capital V.I. Fund	1
09253L405	BAVLI	BlackRock Basic Value V.1. Fund	1
09253L504	BAVII	BlackRock Basic Value V.I. Fund	II
09253L603	BVIII	BlackRock Basic Value V.I. Fund	III
09253L843	FDGRI	BlackRock Fundamental Growth V.I. Fund	I
09253L777	GLALI	BlackRock Global Allocation V.I. Fund	I
09253L769	GLAII	BlackRock Global Allocation V.I. Fund	II
09253L751	GAIII	BlackRock Global Allocation V.I. Fund	III
092531_819	GLGRI	BlackRock Global Growth V.I. Fund	I
09253L785	GGIII	BlackRock Global Growth V.I. Fund	III
09253L744	GVBDI	BlackRock Government Income V.I. Fund	I
09253L710	HICUI	BlackRock High Income V.I. Fund	I
09253L645	IVVVI	BlackRock International Value V.I. Fund	I
09253L611	LGCCI	BlackRock Large Cap Core V.I. Fund	I
09253L595	LGCII	BlackRock Large Cap Core V.I. Fund	II
09253L587	LCIII	BlackRock Large Cap Core V.I. Fund	III
09253L579	LGGGI	BlackRock Large Cap Growth V.I. Fund	I
09253L553	LGIII	BlackRock Large Cap Growth V.I. Fund	ill
09253L546	LCVAX	BlackRock Large Cap Value V.I. Fund	I
09253L538	LCVBX	BlackRock Large Cap Value V.I. Fund	II
09253L520	LV111	BlackRock Large Cap Value V.I. Fund	111
09253L876	DMMKI	BlackRock Money Market V.I. Fund *	I
09253L678	IDXVI	BlackRock saP 500 Index V.I. Fund	I
09253L660	IXVI1	BlackRock sap 500 Index V.I. Fund	II
09253L702	CRBDI	BlackRock Total Return V.I. Fund	I
09253L512	UTTLI	BlackRock Utilities and Telecommunications V.I. Fund	I
09253L470	SMCPI	BlackRock Value Opportunities V.I. Fund	I
09253L462	SMCII	BlackRock Value Opportunities V.I. Fund	11
09253L454	SCIII	BlackRock Value Opportunities V.I. Fund	III

* No fees will be paid on the BlackRock Money Market V.I. Fund
On or about May 1, 2010 the BlackRock Fundamental Growth V.I. Fund will be renamed the BlackRock Capital Appreciation V.I. Fund
On or about May 1, 2010 the BlackRock Global Growth V.I. Fund will be renamed the BlackRock Global Opportunities V.I. Fund

AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Hartford Funds Management Company, LLC
Hartford Funds Distributors, LLC
Hartford Administrative Services Company
Talcott Resolution Distribution Company, Inc.
and
Each of the Investment Companies, on behalf of its respective series listed on Schedule A Attached Hereto

August 1, 2018

PARTICIPATION AGREEMENT

THIS AGREEMENT, is made and entered into as of this August 1, 2018, by and among TALCOTT RESOLUTION LIFE INSURANCE COMPANY (formerly HARTFORD LIFE INSURANCE COMPANY and TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY (formerly HARTFORD LIFE AND ANNUITY INSURANCE COMPANY) (collectively referred to as the “Company”), each a Connecticut corporation, on its own behalf and on behalf of its separate accounts, as set forth in Schedule B as may be revised from time to time (each an “Account” and collectively, the “Accounts”); each of the registered investment companies (each a “FUND” and collectively, the “FUNDS”) on behalf of its respective series identified on SCHEDULE A (each a “Portfolio” and collectively, the Portfolios) as it may be amended from time to time, each an open-end management investment company organized under the laws of the State of Maryland; HARTFORD FUNDS MANAGEMENT COMPANY, LLC (“HFMC”), a Delaware limited liability company; HARTFORD FUNDS DISTRIBUTORS, LLC (“HFD”), a Delaware limited liability company; HARTFORD ADMINISTRATIVE SERVICES COMPANY (“HASCO”), a Minnesota corporation; and TALCOTT RESOLUTION Distribution Company, Inc. (formerly Hartford Securities Distribution Company, Inc.) (“TRSD” or the “underwriter”), a Connecticut corporation. HFMC in its capacity as investment adviser to the Portfolios is referred to herein as the “Adviser.” HFD in its capacity as principal underwriter to the Portfolios is referred to herein as the “Distributor.” HASCO in its capacity as transfer agent to the Portfolios is referred to herein as the “Transfer Agent.”
WHEREAS, this agreement replaces that certain participation agreement dated December 1, 2008, as amended from time to time (“Prior Agreement”) with respect to the Accounts and the Funds; and
WHEREAS, Hartford Financial Services Group, Inc. sold the majority of its interest in its “Talcott Resolution” run-off annuity business, which included Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, to a group of private investors effective May 31, 2018 (the “Transaction”); and
WHEREAS, in conjunction with the Transaction, the new ownership of Talcott Resolution obtained the necessary regulatory approvals to change the names of Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company to Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company, respectively; and

WHEREAS, the Prior Agreement also covered certain accounts that were subject to reinsurance transactions with the Company and the parties agree that such accounts will be covered by a separate participation agreement among the applicable parties; and
WHEREAS, each Fund is an open-end management investment company and each Portfolio is available to act as the investment vehicle for separate accounts established by insurance companies to fund variable life insurance policies and/or variable annuity contracts and for qualified pension and retirement plans; and
WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and shares of each Portfolio are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and
WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing with the Financial Industry Regulatory Authority (“FINRA”); and
WHEREAS, the Transfer Agent is duly registered as a transfer agent under the 1934 Act; and
WHEREAS, the Company is an insurance company that (i) has issued certain variable life insurance policies and variable annuity contracts supported wholly or partially by the Accounts and (ii) administers variable life insurance policies and/or variable annuity contracts initially issued by Union Security Life Insurance Company or affiliate(s) thereof (“Union Security”); and
WHEREAS, the Company is the sponsor (or, in the case of Union Security separate accounts, the administrator of contracts invested therein) of each Account, and each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company (or by Union Security, with respect to Union Security Separate Accounts) under insurance laws, to set aside and invest assets attributable to the Contracts (defined below); and
WHEREAS, TRSD is the principal underwriter to the Contracts, and TRSD is duly registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA; and
WHEREAS, the Company provides all required, necessary and appropriate administrative and other services with respect to the registered individual variable annuity contracts (“Registered VA Contracts”); and
WHEREAS, the Company (directly or indirectly through a services agreement with Lombard International Administration Services Company, LLC) provides all required, necessary and appropriate administrative and other services with respect to the unregistered variable life and annuity contracts (“Unregistered Contracts”) and the group life insurance contracts (“Life Contracts”); and
WHEREAS, the term “Contracts” as used in this Agreement shall be understood to refer to any of the Registered VA Contracts, the Unregistered Contracts, the Life Contracts and any life insurance or annuity contracts issued by Union Security and now administered by the Company; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to continue to purchase shares in the Portfolios, on behalf of the Accounts to fund the Contracts, and each Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, this Agreement shall create a separate participation agreement for each Fund, as though the Company, the Adviser and the Distributor had executed a separate, identical form of participation agreement with each Fund; and
Whereas, except as otherwise provided in regard to a Rule 22c-2 Agreement between respective parties hereto, this Agreement, including any Schedules hereto, is intended to constitute the entire agreement by and among the parties with respect to the specific matters dealt with herein, and supersedes all previous agreements among the parties, written or oral, with respect to such matters; and
WHEREAS, the parties desire the Funds to receive, and the Company to transmit, purchase and redemption orders of Portfolio shares using the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system.
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Underwriter, the Distributor, the Transfer Agent and the Adviser agree as follows:

ARTICLE I. Definitions

1.1.    “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.3.    “Contract Owners” shall mean the owners of the Contracts, as distinguished from all other product owners.

1.4.    “Independent Directors” shall mean those members of a Fund’s Board of Directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Portfolios.

1.5.    “IRS” shall mean the U.S. Internal Revenue Service.

1.6.    “NAV” shall mean a Portfolio’s net asset value per share (“NAV”).

1.7.    “Prospectus” with respect to shares of a Portfolio or with respect to a Contract through which interests in an Account registered as a unit investment trust under the 1940 Act are offered and issued, which interests are registered as securities under the 1933 Act, shall mean each version of the effective prospectus, including any supplements thereto, filed with the SEC under the 1933 Act. Unless otherwise indicated, the term “Prospectus” shall include any private placement memo or other similar disclosure document used in connection with the offer or sale of Contracts through which interests in unregistered Accounts are offered and issued. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference will be to the version of the Prospectus last filed and effective prior to the taking of such action, including any supplements thereto. The term Prospectus shall include any statement of additional information incorporated by reference therein.

1.8.    “SEC” shall mean the U.S. Securities and Exchange Commission.

1.9.    “SAI” shall mean each version of the effective Statement of Additional Information, including any supplements thereto, filed with the SEC under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a SAI, such reference will be to the version of the SAI last filed and effective prior to the taking of such action, including any supplements thereto. The term SAI shall include any Prospectus incorporated by reference therein.

1.10.    “Valuation Time” shall mean the time as of which a Fund calculates net asset value for the shares of its Portfolios on the relevant Business Day.

ARTICLE II. Sale of Portfolio Shares

Without limiting the generality of anything contained elsewhere in this Agreement, the parties hereto acknowledge that actions described in this Article II of this Agreement, or described in any Schedule to this

Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by other service providers pursuant to written agreements with the Company.
2.1.    (a)     Each Fund and the Distributor shall make shares of the Portfolios available to the Accounts. The Company shall be the designee of each Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice in accordance with the operational procedures set forth in Section 2.5 below.

2.2.     Each Fund reserves the right to refuse any purchase order or to suspend or terminate the offering of shares of any Portfolio for any reason. All orders accepted by the Company shall be subject to the terms of the then current Prospectus of the applicable Fund. The Company shall use its best efforts, and shall reasonably cooperate with a Fund, to enforce stated Prospectus policies regarding transactions in Portfolio shares. The Company acknowledges that orders accepted by it in violation of a Fund’s stated policies may be subsequently revoked or canceled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company, the Account or the Contract Owner as a result of such cancellation.

2.3.    Each Fund will redeem for cash any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account. The Company shall be the designee of each Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption in accordance with the operational procedures set forth in Section 2.5 below.

2.4.    The Distributor and each Fund agree that shares of the Portfolios will be sold only to (a) insurance companies for use in conjunction with variable life insurance policies or variable annuities or (b) qualified pension and retirement plans (“Qualified Plans”). The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; a Portfolio’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

2.5.    Operational Procedures. The Company will receive instructions from Contract Owners for the purchase, redemption and exchange of shares of the Portfolios (“Instructions”), and shall aggregate and calculate the net purchase and redemption orders for each Account received each Business Day prior to the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) (“Market Close”). The Company will not aggregate Instructions received from the Contract Owners after Market Close with Instructions it received before Market Close, and warrants that its internal control structure concerning the processing and transmission of Instructions is suitably designed to prevent or detect on a timely basis Instructions received after Market Close from being aggregated with Instructions received before Market Close and to minimize errors that could result in late transmission of Instructions. Instructions received by the Company before Market Close on any Business Day will receive that day’s NAV. Instructions received by the Company after Market Close on any Business Day will be treated as received on the next Business Day and will be executed at the next Business Day’s NAV.

(a)    Fund/SERV Transactions: The parties will ordinarily use the NSCC Fund/SERV system and will follow the applicable operating procedures of the NSCC Defined Contribution Clearance & Settlement (DCC&S) Cycle 8 (generally, 6:30 a.m. Eastern Time) as the preferred method of processing the transactions described herein. If the Company is unable to meet NSCC DCC&S Cycle 8, the Company will immediately notify the Fund or its designee, but in no event shall such notice be provided later than 6:45 a.m. Eastern Time on the applicable day. Upon such notice, the Fund or its designee will agree to allow the Company additional time; provided that the Company shall provide trade amounts no later than 8:30 a.m. Eastern Time. If the NSCC Fund/SERV system is used, the following provisions will apply: (i) On each Business Day, the Company shall communicate by Fund/SERV, the aggregate purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close, by no later than NSCC DCC&S Cycle 8 or such other time as may be agreed upon by the parties from time to time as described above. All Instructions received by the Company after Market Close on a Business Day shall not be transmitted to NSCC prior to the conclusion of NSCC DCC&S Cycle 8 on the following Business Day, or such other time as may be agreed upon by the parties from time to time as described above, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee may process orders received after NSCC DCC&S Cycle 8 deadline, or such other time as may be agreed upon by the parties from time to time as described above, using the NAV next determined. (ii) When transmitting purchase or redemption orders for shares of the Portfolios, the Company shall submit one order for all Account purchase transactions and one order for all Account redemption transactions, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company’s payment for purchases of Portfolio shares shall be from the designated NSCC Settling Bank on behalf of the Company by the time specified by the Transfer Agent. “Settling Bank” shall mean the entity appointed by the party to perform such settlement services, which entity agrees to abide by NSCC’s then current rules and procedures insofar as they related to funds settlement. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares from the designated NSCC Settling Bank on behalf of the Fund in accordance with NSCC’s then current rules and procedures; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act.

(b)    Manual Transactions: The parties will process manual transactions via facsimile (or by other agreed electronic means) if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV. If manual transactions are used, the following provisions will apply: (i) On each Business Day, by 8:30 a.m. Eastern Time, the Company shall communicate to the Fund or its designee the aggregate amounts for purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close. All Instructions received by the Company after Market Close on a Business Day shall not be communicated to the Fund or its designee until after 8:30 a.m. Eastern Time on the following Business Day, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee will process orders received after the 8:30 a.m. Eastern Time deadline using the NAV next determined. (ii) The Company will communicate orders to purchase or redeem shares of each Portfolio separately, and submit one order for all Account purchase transactions, reflecting the net dollar amount to be invested in each Portfolio, and one order for all Account redemption transactions, reflecting the net dollar amount to be redeemed from each Portfolio, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company shall pay for Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after an order to purchase Portfolio shares is received in accordance with the provisions of this Section 2.5(b). Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with this Section 2.5(b); provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption. Each Fund shall not bear any responsibility for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

2.6.    Issuance and transfer of a Portfolio’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from a Portfolio will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account. Each Fund will furnish to the Company the CUSIP number assigned to each Portfolio identified in Schedule A hereto, as it may be amended from time to time.

2.7.    The Distributor shall notify the Company in advance, but not later than same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company, of any income, dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of that Portfolio. A Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

2.8.    Each Fund shall make the NAV for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the NAV is calculated and shall use its best efforts to make such NAV available by 6:30 p.m. Eastern Time. In the event of an error in the computation of a Portfolio’s NAV or any dividend or capital gain distribution (each, a “pricing error”), the applicable Fund shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract Owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract Owner accounts, such reimbursements to be made in accordance with the provisions of the Adviser’s current pricing policy. If an adjustment is necessary to correct a material error that has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable Contract Owner’s accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract Owners. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement. The standards set forth in this Section 2.8 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.
.
2.9.    The Company agrees to notify a Fund of any investment restrictions imposed by state insurance law and/or any contracts applicable to the Fund. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to a Fund’s investments to the extent such cooperation is permissible under the terms and conditions of Funds’ prospectuses and other governing laws.

ARTICLE III    . Representations and Warranties

3.1.    The Company represents and warrants that:

(a)    (i) The securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the Contracts will be sold only by duly licensed and appointed parties with which the Company has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable FINRA Conduct Rules.

(b)    (i) It is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law; and (iii) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

(c)    [reserved]

(d)    For purposes other than diversification under Section 817 of the Code, that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Portfolio shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

(e)     The Company will comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder. The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury; (ii) and any special measures imposed by the U.S. Department of the Treasury pursuant to the BSA.

(f)    It is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, SEC Regulation S-P and the Gramm-Leach-Bliley Act.

(g)    (i)    It operates in compliance with and will continue to operate in compliance with its duties and obligations described by Rule 22c-2, as well as under the Rule 22c-2 Agreement set forth in Schedule D, as may be amended from time to time.

(ii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio shares communicated to the applicable Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract Owners, but not rescinded by the Valuation Time, were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Portfolio shares received from Contract Owners but not rescinded by the Valuation Time. The Company agrees to provide each Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds in writing of any material change to the Late Trading Procedures.

(iii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Market Timing Procedures”) designed to minimize excessive trading in its Contracts. The Company agrees to provide each Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds of any material change to the Market Timing Procedures. The parties agree to make reasonable efforts to address any conflict between the Market Timing Procedures and actions taken or policies adopted by a Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

3.2.    Each Fund and the Distributor represent and warrant that:

(a)    (i) The Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act; (ii) the Portfolio shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (iii) the Fund is and shall remain registered under the 1940 Act; and (iv) the Fund shall amend the registration statement for its Portfolios’ shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares.

(b)    The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”) for certain classes of its shares. The parties acknowledge that each Fund reserves the right to modify or terminate its existing plan or to adopt additional Rule 12b-1 Plans (including with respect to its shares for which it has not currently adopted a Rule 12b-1 plan) and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

(c)    The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. Each Fund makes no representation as to whether any aspect of its operations complies with the insurance laws and regulations of any state.

(d)    The Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

(e)    The Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money laundering and, if required by such laws or regulations, share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities.

3.3.    The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with any applicable state and federal securities laws.

3.4.    The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with the laws of any applicable state and federal securities laws.

3.5.    Each Fund and the Adviser represent and warrant that:

(a)    All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of a Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(b)    They will use their best efforts to provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation or information statement affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the Prospectus for the Contracts.

3.6    The Transfer Agent and the Company each represents and warrants to the other that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Portfolio share transactions.

ARTICLE IV. Prospectuses, Proxy Materials and Information Statements; Voting

4.1.    At least annually, the Distributor shall provide the Company with as many copies of a Fund’s current Prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Prospectus for the Fund printed together in one document.

4.2.    If applicable state or federal laws or regulations require that the SAI for a Fund be distributed to all Contract Owners, then the Fund and/or the Distributor shall provide the Company with copies of the Fund’s SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners. The Distributor and/or the Fund shall also provide an SAI to any Contract Owner or prospective owner who requests such SAI from the Fund.

4.3.    Each Fund and/or the Distributor shall provide the Company with copies of the Fund’s proxy material, information statements, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners.

4.4.    It is understood and agreed that the Company shall not be responsible for the content of the Prospectus or SAI for a Fund, except with respect to information regarding the Company provided in writing by that party. It is also understood and agreed that, except with respect to information regarding a Fund, the Distributor, the Adviser or the Portfolios provided in writing by a Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor the Adviser are responsible for the content of the prospectus or SAI for the Contracts.

4.5.    Each Fund or its designee will use its best efforts to provide the Company with notice as soon as is reasonably practicable of any change for a Fund or Portfolio, including but not limited to: (a) fund objective changes; (b) anticipated fund reorganizations or substitutions; (c) no action or exemptive requests granted by the SEC; (d) Fund and/or Portfolio name changes; (e) Fund or Portfolio adviser, sub-adviser and/or portfolio manager changes; and/or (f) conditions or undertakings that affect the Company’s rights or obligations under this Agreement.

4.6.    If and to the extent required by law the Company shall:

(a)    solicit voting instructions from Contract Owners;

(b)    vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract Owners;

(c)    vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

(d)    vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by an insurance company. The Company reserves the right to vote Portfolio shares in its own right, to the extent permitted by law.

4.7.    The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the applicable Fund and agreed to by the Company and the Fund.

4.8.    Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Fund currently intends, comply with Section 16(c) of the 1940 Act (although no Fund is one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE V. Sales Material and Information

5.1.    (a)    The Company shall not disclose any information or make any representations or statements relating to a Fund or Portfolio in connection with the sale of the Contracts other than the information, representations or statements contained in the registration statement, including a Fund’s Prospectus or SAI, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by a Fund, the Distributor and/or the Adviser, except with the prior written consent of the Fund, Distributor and/or Adviser, as applicable.
(b)    The Company shall furnish, or cause to be furnished, to each Fund, as applicable, prior to use each piece of sales literature or other promotional material (collectively, “material”) prepared by the Company in which a Fund (or a Portfolio), the Distributor, the Adviser and/or any of their respective affiliates is named or described at least 5 business days prior to its use. No piece of such material shall be used by the Company without the prior approval of the Fund, Distributor and/or Adviser, which approval will not be unreasonably withheld. No material will be used if the Fund, the Distributor or the Adviser reasonably objects to its use within 5 business days following receipt of such material. Notwithstanding the forgoing, the Company may refer to a Fund or Portfolio as part of a list of mutual funds available under the Contracts without such prior approval or furnishing such material to the Fund, Distributor and/or the Adviser. Neither the Funds, Distributor or the Adviser will be responsible for errors or omissions in, or the content of, the Company’s material except to the extent that the error or omission resulted from information provided by or on behalf of the Fund, Distributor or the Adviser.
5.2.    (a)    Each Fund, the Distributor and the Adviser shall not disclose any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI, for the Contracts, as the same may be amended or supplemented from time to time, or in material approved by the Company or their designees, except with the prior written consent of the Company.

(b)    Each Fund, the Distributor and the Adviser shall furnish, or cause to be furnished, to the Company prior to use each piece of material prepared by the Fund, the Distributor and the Adviser in which the Company and/or any of its affiliates are named or described at least 5 business days prior to its use. No piece of such material shall be used by the Fund, the Distributor and the Adviser without the prior approval of the Company, which approval will not be unreasonably withheld. The Company agrees that it will use its best efforts to respond promptly to any request by a Fund, the Distributor or the Adviser for such prior approval.
5.3.    For purposes of this Article V and Article IX, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions), information statements and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.
5.4.    At the request of any party to this Agreement, each other party will make available to the requesting party’s independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE VI. Fees and Expenses

6.1.    Each Fund, the Distributor, the Transfer Agent and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to a Fund, the Distributor, the Transfer Agent or the Adviser under this Agreement; provided, however, that (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company’s investment in a Fund or Portfolio, including services agreements. Notwithstanding the foregoing, pursuant to the distribution plans adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act for certain classes of its shares, and as contemplated by Section 3.2(b) of this Agreement, each Fund or Portfolio or class of shares thereof, with the exception of Class IA shares, may pay the Distributor and the Distributor may pay the Underwriter as principal underwriter or distributors of one or more classes of Contracts, or the Company, for activities primarily intended to result in the servicing of Contracts or of the sale/servicing of Portfolio shares to the Accounts through which such Contracts were issued. In addition, if a Fund or Portfolio or any class of shares thereof implements a service fee, such Fund or Portfolio or class of shares thereof shall pay the Company for administrative support services.

ARTICLE VII. Diversification and Qualification

7.1.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Section 817(h) diversification or might not so comply in the future. To the extent that a Fund or Portfolio ceases to so qualify, the Fund and the Adviser will use their best efforts to take all steps necessary to adequately diversify the affected Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

7.2.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect. Each Fund, the Distributor or the Adviser will notify the

Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Subchapter M qualification requirements or might not so comply in the future.

7.3.    Without in any way limiting the effect of Sections 9.2, 9.3 and 9.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of a Fund or any Portfolio to comply with Sections 7.1 or 7.2, hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act). In addition, the Distributor or the Adviser shall bear the costs of bringing Contracts into compliance with section 817(h) of the Code following a diversification failure, and the costs of adverse tax consequences to affected Contract holders if the Contracts cannot be brought into compliance.

7.4.    The Company agrees that if the IRS asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract Owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against a Fund, the Distributor or the Adviser as a result of such a failure or alleged failure:

(a)    The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b)    The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c)    The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d)    Any written materials to be submitted by the Company to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within a reasonable time after submission;

(e)    The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f)    The Company shall not with respect to any claim of the IRS or any Contract Owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

ARTICLE VIII. [reserved]

ARTICLE IX. Indemnification

9.1.    Indemnification By The Company

(a)    The Company agrees to indemnify and hold harmless each Fund, each Portfolio, the Distributor, and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Funds, the Distributor or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus, SAI or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, SAI, or sales literature or other promotional material of a Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials required under the terms of this Agreement; or

(v)
arise out of or result from any material breach of this Agreement by the Company, including without limitation Section 3.11 and Section 8.6 hereof, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of (i) any violation of federal or state securities law, compliance with which is a responsibility of the Adviser under this Agreement or as to which the Advisor failed to inform the Company, or (ii) such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Indemnified Parties will promptly notify the Company of the commencement of any material litigation or proceedings against them in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of a Fund.

9.2.    Indemnification by the Adviser

(a)    The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:
(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, Prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund or the Adviser or persons under their control) or wrongful conduct of a Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or a Fund; or

(iv)    arise as a result of any failure by a Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VII of this Agreement); or

(v)    arise out of or result from any material breach of this Agreement by the Adviser or the Fund; or

(vi)    arise out of or result from the incorrect or untimely calculation or reporting by a Fund or the Adviser of the daily NAV (subject to Section 2.8 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

(b)    The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Adviser or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified

Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
40
946426_5 LAW

(d)    The Company agrees promptly to notify the Adviser of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

9.3.	Indemnification by the Distributor

(a)    The Distributor agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor by or on behalf of the Company for use in the registration statement, Prospectus or SAI for a Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Distributor; or

(iv)    arise as a result of any failure by the Distributor to provide the services and furnish the materials required under the terms of this Agreement; or

(v)    arise out of or result from any material breach of this Agreement by the Distributor; or

as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

(b)    The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Distributor or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

ARTICLE X. Applicable Law

10.1.    This Agreement and all related documents including all schedules attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Connecticut.

10.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1.    This Agreement shall terminate:

(a)    at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days’ prior written notice delivered to the other parties; or

(b)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)    at the option of a Fund, the Distributor or the Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Portfolio shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)    at the option of the Company in the event that formal administrative proceedings are instituted against a Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f)    at the option of the Company by prior written notice to a Fund with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VII hereof; or

(g)    at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 11.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days’ written notice of termination to the defaulting party; or

(h)    At the option of a Fund or the Adviser if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund or Adviser reasonably believe that the Contracts may fail to so qualify; or

(i)    At the option of a Fund or the Adviser, if the Contracts are not registered (if registration is required), issued or sold in accordance with applicable federal and/or state law; or
(j)    At the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto; or

(k)    At the option of a Fund, by a vote of the majority of the Fund’s Board, Adviser or Company, upon a reasonable determination by the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) all Contract Owners of all Accounts, or (ii) the interests of participating insurance companies investing in the Portfolio; or

(l)    At any time upon written agreement of all parties to this Agreement.

11.2.    This Agreement may be terminated as to one or more Funds or one or more Portfolios of a Fund (but less than all Portfolios) by delivery of an amended Schedule A deleting such Fund or Portfolio pursuant to Section 13.12 hereof, in which case termination as to such deleted Fund or Portfolio shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Schedule A that deletes one or more Funds or one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Fund or Portfolio and shall not affect the obligations of the Company and any Fund hereunder with respect to the other Funds and Portfolios set forth in Schedule A, as amended from time to time.

11.3.    Notice Requirement

No termination of this Agreement or any portion hereof shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a)    in the event any termination is based upon the provisions of Section 11.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b)    in the event any termination is based upon the provisions of Section 11.1(d), 11.1(e) or 11.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c)    in the event any termination is based upon the provisions of Section 11.1(b), 11.1(c), 11.1(f), 11.1(h), 11.1(i), 11.1(j) or 11.1(k), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

11.4.    Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either a Fund or a Portfolio or the Company to meet Section 817(h) of the Code diversification requirements, upon the mutual agreement of the parties hereto, the Fund will continue to make available additional shares of the Fund or Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Fund and its designees agree to make additional Portfolio shares available, the owners of the Existing Contracts shall be permitted to reallocate investments in a Fund or Portfolio, redeem investments in a Fund or Portfolio and/or invest in a Fund or Portfolio upon the making of additional purchase payments under the Existing Contracts.

11.5.    Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article IX to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road North
Windsor, CT 06095
Attention: General Counsel
Facsimile No.: [ ]

If to the Adviser:

Hartford Funds Management Company, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Distributor:

Hartford Funds Distributors, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Transfer Agent:

Hartford Administrative Services Company
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to a Fund or a Portfolio:

690 Lee Road
Wayne, PA 19087
Attention: General Counsel

ARTICLE XIII. Miscellaneous

13.1.    Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of SEC Regulation S-P and/or the Gramm-Leach-Bliley Act, whichever is applicable, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of the other party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

13.2.    Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4.    Interpretation. In connection with the operation of this Agreement, the Company, the Adviser, the Distributor and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to any party as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of any party. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other party.

13.5.    Survival of Terms. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.6.    Assignment. This Agreement shall be binding on and shall inure to the benefit of each Portfolio (severally), the Distributor, the Adviser and the Company, and their respective successors and assigns, provided that neither the Company, the Distributor, the Adviser nor any Fund, on behalf of a respective Portfolio, may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties; provided, further, that it is hereby understood and acknowledged that third-party servicing agents may carry-out certain duties of respective parties hereto, but in such cases the parties hereto retain liability and ultimate obligations of performance hereunder.

13.7.    Each party to this Agreement will maintain all records required by law and such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9.    The Company agrees that the obligations assumed by each Fund, each Portfolio, the Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the applicable Fund or Portfolio, the Distributor and/or the Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from any other Fund or Portfolio, from the shareholders of any Fund or Portfolio, or from the Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, the Distributor or the Adviser, or any of them.

13.10.    The Funds, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Funds, the Distributor nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the Company or the directors, officers, employees or agents of the Company.

13.11. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, Schedule A may be amended from time to time to add one or more Funds or one or more Portfolios of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule A, and the execution of such amended Schedule A by the other parties, in which case such amendment shall take effect immediately upon execution by the other parties. Schedule A may also be amended from time to time to delete one or more Funds or one or more Portfolios (but less than all of the Portfolios) of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule

A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the parties in writing.

13.12.    No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and one or more Funds, and the Distributor and one or more Funds.

13.13.    The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

Next page is signature page.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By its authorized officer,

By:    /s/ Gregory A. Frost
Name:
Title:

Hartford FUNDS DISTRIBUTORS, LLC

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Hartford ADMINISTRATIVE SERVICES COMPANY

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Each Investment Company Listed on Schedule A

By its authorized officer,

By: /s/ Vern Meyer
Name:
Title:

SCHEDULE A

LIST OF PORTFOLIOS

Series of Hartford Series Fund, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Balanced HLS Fund	HADAX	416528875	HAIBX	416528818
Hartford Capital Appreciation HLS Fund	HIACX	416528107	HIBCX	416528768
Hartford Disciplined Equity HLS Fund	HIAGX	416528404	hbgix	416528669
Hartford Dividend and Growth HLS Fund	Hiadx	416528206	hdgBx	416528776
Hartford Global Growth HLS Fund	HGIAX	416528305	HBGLX	416528628
Hartford Healthcare HLS Fund	HIAHX	416528719	HBGHX	416528693
Hartford High Yield HLS Fund	hiayx	416528842	hbhyx	416528644
Hartford International Opportunities HLS Fund	HIAOX	416528602	HBIOX	416528891
Hartford MidCap HLS Fund	HIMCX	416528701	HBMCX	416528677
Hartford MidCap Value HLS Fund	HSCGX	416528529	HBSCX	416528511
Hartford Small Company HLS Fund	HIASX	416528800	HdmBX	416528784
Hartford Stock HLS Fund	HSTAX	416528883	HIBSX	416528750
Hartford Total Return Bond HLS Fund	HIABX	416528859	HBNBX	416528792
Hartford Ultrashort Bond HLS Fund	HUBAX	416528826	HUBBX	416528743
Hartford Value HLS Fund	HIAVX	416528487	HBVLX	416528461

Series of Hartford HLS Series Fund II, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Growth Opportunities HLS Fund	HAGOX	416528313	HBGOX	416528255
Hartford Small Cap Growth HLS Fund	HISCX	416528289	HBSGX	416528230
Hartford Small/Mid Cap Equity HLS Fund	HMCSX	416528354	HMCVX	41667G102
Hartford U.S. Government Securities HLS Fund	HAUSX	416528453	HBUSX	416528248

SCHEDULE B

LIST OF ACCOUNTS

Talcott Resolution Life and Annuity Insurance Company
Separate Account One
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account One

Talcott Resolution Life Insurance Company
Separate Account Two
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account A
PPVA I Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IIIB Separate Account (Unreg)
ICMG Series II Separate Account (Unreg)
ICMG Series VIII Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)

Union Security Insurance Company Variable Separate Account D
Union Security Life Insurance Company of New York Separate Account A

SCHEDULE C

EXPENSES

Each Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect a Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function		Party Responsible for Expense
	Printing of combined prospectuses	Company	Current - Fund Prospective - Company
	Distribution (including postage) to New and Current Clients	Company	Fund
	Distribution (including postage) to Prospective Clients	Company	Company
Product Prospectus	Printing and Distribution for Current and Prospective Clients	Company	Company

Item	Function		Party Responsible for Expense
	If Required by Fund, Distributor or Adviser	Distributor or Adviser	Fund, Distributor or Adviser
	If Required by Company	Company (Distributor or Adviser to provide Company with document in PDF format)	Company
Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
HLS Mutual Fund SAI	Printing	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including postage)	Company	Company
Product SAI	Printing	Company	Company
	Distribution	Company	Company
Proxy Material for HLS Mutual Fund	Printing if proxy required by Law	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including labor) if proxy required by Law	Company	Fund, Distributor or Adviser
	Printing & distribution if required by Company	Company	Company
HLS Mutual Fund Annual & Semi-Annual Report	Printing of reports	Distributor or Adviser	Fund, Distributor or Adviser

Item	Function		Party Responsible for Expense
	Distribution	Company	Fund, Distributor or Adviser
Other communication to New and Prospective clients	If Required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
Other communication to Current	Distribution (including labor and printing) if required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	Distribution (including labor and printing) if required by Company	Company	Company
Errors in Share Price calculation pursuant to Section 1.10	Cost of error to participants	Company	Fund or Adviser
	Cost of reasonable expenses related to administrative work to correct error	Company	Fund or Adviser

Item	Function		Party Responsible for Expense
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan
		Distributor or Adviser	Fund or Adviser
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company	Company

SCHEDULE D

Rule 22c-2 Agreement
AGREEMENT (this “Agreement”) is entered into as of _____________, 2018, by and between Hartford Administrative Services Company (“Fund Agent”), on behalf of the series (each a “Fund” and collectively, the “Funds”) of each of Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (each a “Registrant” and collectively, the “Registrants”), and ____________________ (“Intermediary”). Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

WHEREAS, Intermediary is a “financial intermediary” as defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Fund Agent and Intermediary shall be collectively referred to herein as the “Parties” and each individually as a “Party”; and

WHEREAS, this Agreement is intended in all respects to act as the written agreement of the parties contemplated by and entered into in compliance with Rule 22c-2(a)(2) under the 1940 Act; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fund Agent and Intermediary hereby agree as follows:
1. Shareholder Information

1.1.
Agreement to Provide Information. Intermediary agrees to provide the Funds and their designee, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Intermediary during the period covered by the request, plus any other data mutually agreed upon in writing.

1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Funds and their designee may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.
1.1.2 Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Funds or their designee promptly, but in any event not later than 5 business days, after receipt of a request. If the requested information is not on Intermediary’s books and records, Intermediary agrees to: (i) provide or arrange to provide to the Funds and their designee the requested information from shareholders who hold an account with an indirect intermediary; or; (ii) if directed by the Funds or their designee, block further purchases of Fund Shares from such indirect intermediary. In such instance, Intermediary agrees to inform the Funds whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds and their designee should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.
1.1.3 Limitations on Use of Information. The Funds agree not to use the information received for marketing or any other similar purpose without the prior written consent of Intermediary.

1.2
Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of any of the Funds’ Shares (directly or indirectly through Intermediary’s account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Instructions will be deemed delivered when sent to Intermediary at the following address, or such other address communicated to Fund Agent in writing from time to time.

Compliance Department Contact Information
Contact Name: Jim L’Esperance
Title: Director of Compliance
E-mail Address (required): james.lesperance@thehartford.com
Phone Number: 860-624-0164
Mailing Address     1 Griffin Road
    Windsor, CT 06095

Operations Department Contact Information
Contact Name: Christine Lebron
Title: Compliance Specialist
E-mail Address (required): christine.lebron@thehartford.com
Phone Number 860-624-0163
Mailing Address     1 Griffin Road
    Windsor, CT 06095

1.2.1 Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed, including how long such restriction(s) are to remain in place. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
1.2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by Intermediary.
1.2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to the Funds that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed. Intermediary agrees to deliver requested information to the Funds’ e-mail address below:
Tradeoversight@hartfordfunds.com

1.3	Other Definitions. For purposes of this Agreement:
1.3.1 The term “Fund” does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.
1.3.2 The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the 1940 Act that are held by Intermediary.1.3.3 The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by Intermediary in nominee name, includes the holder of interests in a variable annuity or variable life insurance contract issued by

Intermediary, and means the plan participant notwithstanding that the certain plans may be deemed to be the beneficial owner of Shares.

1.3.4 The term “written” includes electronic writings and facsimile transmissions.

2. Miscellaneous

2.1
Construction of the Agreement. The parties have entered into one or more agreements between or among them for the purchase and redemption of shares of the Funds. This Agreement is intended to supplement such agreements with respect to the subject matter hereof. To the extent the terms of this Agreement conflict with the terms of any other agreements between the parties, the terms of this Agreement shall control.

2.2
Cooperation and Good Faith Problem Resolution. The parties agree to cooperate in good faith to observe the procedures set forth in this agreement. In the event of any material disagreement over a party’s performance of this agreement, the parties agree to notify each other and further agree that they shall make good faith efforts to cooperate and to resolve such problem or disagreement and to allow each other a period of not less than 60 days to resolve such disagreement to the reasonable satisfaction of the other.

2.3	Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

1.	Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

2.	Successors and Assigns. The Agreement shall inure to the benefit of and shall be binding upon each of the undersigned and their respective successors and assigns.
IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

Hartford administrative services Company on behalf of the series of
Hartford Series Fund, Inc. and
Hartford HLS Series Fund II, Inc.

By: __________________________
Name: ________________________
Title: ________________________

__________________________________
Firm Name

By: __________________________
Name: ________________________
Title: ________________________

[LOGO]

THE HARTFORD

September 10, 2009

Hartford Life and Accident Insurance Company
Hartford Life and Annuity Insurance Company
Simsbury, Connecticut

Dear Sirs or Madams:

This letter shall serve as notice pursuant to Section 7 of that certain Guarantee Agreement (the "Agreement") dated as of August 20, 1993 between Hartford Life and Accident Insurance Company ("HLA") and Hartford Life and Annuity Insurance Company ("ILA") that HLA is terminating its obligations under the Agreement, as provided in Section 7, effective as of the close of business 30 days after the date of this termination notice. This termination is effective only with respect to insurance contracts issued or assumed after the effective date of termination: such termination does not affect HLA's continuing liability with respect to all North Carolina insurance contracts issued or assumed prior to the termination date.

Very truly yours,

Hartford Life and Accident Insurance Company

By: /s/ Gregory M. Mateja
--------------------------------
Name: Gregory M. Mateja
Title: Vice President

Acknowledged, Hartford Life and Annuity Insurance Company
By: /s/ Ernest M. McNeill, Jr.
--------------------------------
Name: Ernest M. McNeill, Jr.
Title: Senior Vice President

GUARANTEE AGREEMENT

Agreement between Hartford Life and Accident Insurance Company ("HLA") and ITT Hartford Life and Annuity Insurance Company, its wholly owned subsidiary ("ILA"), effective as of August 20, 1993.

WITNESSETH:

WHEREAS, ILA is an indirect wholly owned subsidiary of HLA; and

WHEREAS, the North Carolina Insurance Department requires a guarantee from the parent of ILA as a condition to allowing ILA to write variable contracts, without limit, in North Carolina; and

WHEREAS, HLA is willing to guarantee the capacity of ILA to pay legitimate insurance contract claims and benefits under all its North Carolina insurance contracts;

WHEREAS, the corporate interests of HLA, the ultimate parent of ILA, will be enhanced by extending such a guarantee.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.
GUARANTEE

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, HLA unconditionally guarantees to ILA on behalf of and for the benefit of ILA and owners of North Carolina insurance contracts issued or assumed by ILA during the term of this Agreement, it will, on demand, make funds available in cash to ILA for the timely payment of contractual claims and benefits under such insurance contracts. This Agreement is not, and nothing herein contained or done pursuant thereto by HLA shall be deemed to constitute, a direct or indirect guarantee by HLA of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of ILA, except as provided in this Section 1.

SECTION 2.
OBLIGATIONS UNCONDITIONAL

The obligations of HLA under this Guarantee are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guarantee that the obligations of HLA hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. HLA hereby expressly waives diligence, presentment, notice of acceptance and any requirement that ILA exhaust any right, power or remedy or proceed against any obligor.

SECTION 3.
SUBROGATION

HLA hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by them of this Guarantee, whether by subrogation or otherwise, against ILA.

SECTION 4.
REMEDIES

HLA agrees that as to it on the one hand, and contract owners on the other hand, the obligations of ILA guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against ILA and that, in the event of any such declaration, such obligations (whether or not due and payable by ILA) shall forthwith become due and payable by HLA for purposes of this Guarantee.

SECTION 5.
NO WAIVER

No failure on the part of ILA to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6.
CONTINUING EFFECT: ASSIGNMENT

This Guarantee is a continuing guarantee and subject to the provision of Section 8 hereof (i) shall apply to all North Carolina insurance contracts issued or assumed by ILA during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon HLA, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, ILA, their successors and assigns.

SECTION 7.
AMENDMENT, MODIFICATION OR TERMINATION

This Guarantee may not be amended or modified, provided, however, HLA may terminate its obligations hereunder by giving written notice of such termination to ILA at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect HLA's continuing liability with respect to all North Carolina insurance contracts issued or assumed prior to the Termination Date.

SECTION 8.
GOVERNING LAW

This Guarantee is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9.
COUNTERPARTS

This Guarantee may be executed in any number of counterparts and each of such counterparts shall for any purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guarantee.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement.

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

DATE: 8/13/93                     BY: /s/ Michael Wilder
------------------------------------------------------------     ITS: Secretary

ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

DATE: 8/13/93                     BY: /s/ Michael Wilder
-----------------------------------------------------------     ITS: Secretary

GUARANTY AGREEMENT

This Agreement is dated as of May 23, 1997, by and between Hartford Life Insurance Company ("Hartford Life") and ITT Hartford Life and Annuity Insurance Company ("IHLA").

WITNESSETH:

WHEREAS, IHLA is a wholly owned subsidiary of Hartford Life; and

WHEREAS, IHLA desires to provide an increased level of security to potential purchasers of its products; and

WHEREAS, Hartford Life is willing to guarantee the capacity of IHLA to pay legitimate life, accident and health insurance and annuity contractual claims; and

WHEREAS, the corporate interests of Hartford Life will be enhanced by extending such a guaranty.

NOW, THEREFORE, the parties agree as follows:

SECTION 1
GUARANTY

In consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, Hartford Life unconditionally guarantees to IHLA on behalf of and for the benefit of IHLA and owners of life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement that it will, on demand, make funds available in cash to IHLA for the timely payment of contractual claims made under such life, accident and health insurance and annuity contracts. This Agreement is not, and nothing herein contained or done pursuant hereto by Hartford Life shall be deemed to constitute, a direct or indirect guaranty by Hartford Life of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of IHLA, except as provided in this Section 1.

SECTION 2
OBLIGATIONS UNCONDITIONAL

The obligations of Hartford Life under this Guaranty are unconditional to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the intent of this Guaranty that the obligations of Hartford Life hereunder shall be absolute and unconditional under any circumstances and shall not be discharged except by payment. Hartford Life hereby expressly waives diligence, presentment, notice of acceptance and any requirement that IHLA exhaust any right, power or remedy or proceed against any obligor.

SECTION 3
SUBROGATION

Hartford Life hereby unconditionally agrees that until the payment and satisfaction in full of any contract payments guaranteed hereby, it shall not exercise any right or remedy arising by reason of any performance by it of this Guaranty, whether by subrogation or otherwise, against IHLA.

SECTION 4
REMEDIES

Hartford Life agrees that as to it on the one hand, and contract owners on the other hand, the obligations of IHLA guaranteed hereunder may be declared to be forthwith due and payable at the maturity dates as provided in the contracts notwithstanding any stay provided for by the Federal Bankruptcy Code (or any successor legislation), preventing such declaration as against IHLA and that, in the event of any such declaration, such obligations (whether or not due and payable by IHLA) shall forthwith become due and payable by Hartford Life for purposes of this Guarantee.

SECTION 5
NO WAIVER

No failure on the part of IHLA to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 6
CONTINUING EFFECT: ASSIGNMENT

This Guaranty is a continuing guaranty and subject to the provisions of Section 8 hereof (i) shall apply to all life, accident and health insurance and annuity contracts issued by IHLA during the term of this Agreement, (ii) shall remain in full force and effect until payment in full of such contractual liabilities, (iii) shall be binding upon Hartford Life, its successors and assigns, and (iv) shall inure to the benefit of, and be enforceable by, IHLA, its successors and assigns.

SECTION 7

AMENDMENT, MODIFICATION OR TERMINATION

This Guaranty may not be amended or modified provided, however, Hartford Life may terminate its obligations hereunder by giving written notice of such termination to IHLA, at least thirty (30) days prior to such termination (the "Termination Date"). Such termination shall not affect Hartford Life's continuing liability with respect to all life, accident and health insurance and annuity contracts issued prior to the Termination Date.

SECTION 8
GOVERNING LAW

This Guaranty is a guarantee of payment and not of collection, and shall be governed by and construed in accordance with the law of the State of Connecticut.

SECTION 9
COUNTERPARTS

This Guaranty may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Guaranty.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY
By /s/ Leonard E. Odell
-----------------------------------
Leonard E. Odell
Its: Senior Vice President

ITT HARTFORD LIFE AND ANNUITY
INSURANCE COMPANY
By /s/ Lynda Godkin
-----------------------------------
Lynda Godkin
Its: Senior Vice President, Corporate Secretary
and General Counsel